UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HEXCEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note:	Only this amended version of this Proxy Statement is being distributed to stockholders.

Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 2, 2013

The Annual Meeting of Stockholders of Hexcel Corporation will be held in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 2, 2013 at 10:30 a.m. for the following matters:

1.	To elect ten individuals (David E. Berges, Joel S. Beckman, Lynn Brubaker, Jeffrey C. Campbell, Sandra L. Derickson, W. Kim Foster, Thomas A. Gendron, Jeffrey A. Graves, David C. Hill and David L. Pugh) to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To conduct an advisory vote to approve the company’s 2012 executive compensation;

3.	To approve the Hexcel Corporation 2013 Incentive Stock Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2013; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 7, 2013 will be entitled to vote at the meeting and any adjournments or postponements. A list of these stockholders will be available for inspection at the executive offices of Hexcel and will also be available for inspection at the annual meeting.

By order of the board of directors

Ira J. Krakower Senior Vice President, General Counsel and Secretary

Dated: March 18, 2013

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND COMPLETE THE

ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED

PRE-ADDRESSED, POSTAGE-PAID, RETURN ENVELOPE.

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Hexcel Corporation

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 2, 2013

THE MEETING

This proxy statement is furnished to the holders of Hexcel Corporation (“Hexcel” or the “company”) common stock, in connection with the solicitation of proxies by Hexcel on behalf of the Board of Directors of the company (the “board of directors” or the “board”) for use at the Annual Meeting of Stockholders, or any adjournments or postponements of the meeting (the “Annual Meeting”) to be held on May 2, 2013. This proxy statement and the accompanying proxy/voting instruction card are first being distributed or made available to stockholders on or about March 18, 2013.

You will be eligible to vote your shares of common stock at the Annual Meeting if you were a stockholder of record at the close of business on March 7, 2013. As of that date, 100,227,440 shares of common stock were issued and outstanding and such shares were held by 934 holders of record. The holders of 50,113,721 shares will constitute a quorum at the meeting.

Each share of common stock that you hold will entitle you to cast one vote with respect to each matter that will be voted on at the Annual Meeting. All shares that are represented by effective proxies that we receive in time to be voted shall be voted at the Annual Meeting. If you direct how your votes shall be cast, shares will be voted in accordance with your directions. If a you return a signed proxy and do not otherwise instruct how to vote on the proposals, then the shares represented by your proxy will be voted for each of the director candidates nominated by the board, for approval of the company’s 2012 executive compensation, for approval of the Hexcel Corporation 2013 Incentive Stock Plan, and in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2013, and in the discretion of the proxy holders on any other matters that may come before the Annual Meeting. If you return a signed proxy with abstentions, your shares will be included in determining whether or not a quorum is present.

Pursuant to the rules of the New York Stock Exchange (“NYSE”), if you hold your shares in street name through a broker, your broker is not permitted to vote your shares on Proposal 1 (election of directors), Proposal 2 (advisory vote on the company’s 2012 executive compensation) or Proposal 3 (approval of the Hexcel Corporation 2013 Incentive Stock Plan) unless you give your broker specific instructions as to how to vote. If you are a street name holder and do not provide instructions to your broker on Proposals 1, 2 and 3, your shares that are voted on any other matter will count toward a quorum but your broker cannot vote your shares on Proposals 1, 2 and 3 (a “broker non-vote”). Accordingly, shares subject to a broker non-vote will be disregarded and will have no effect on the outcome of the vote on Proposals 1, 2 and 3, except that on Proposal 3, for purposes of the NYSE Standard (as defined below), shares subject to a broker non-vote will be counted and will have the same effect as a vote against the proposal. However, if you obtain, sign and return a voting instruction card to your broker, your shares will be voted as you instruct or, if you do not provide instructions on the returned card, your shares will not be voted on Proposals 1, 2 and 3, but may be voted, in the proxy holder’s discretion, on Proposal 4 and any other matters on which the proxy holder may properly vote.

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut, 06902, to assist in soliciting proxies for a fee of approximately $9,000, plus reasonable out-of-pocket expenses. Our employees may solicit proxies on behalf of our board through the mail, in person, and by telecommunications. We will request that brokers and nominees who hold shares of common stock in their names furnish proxy solicitation materials to beneficial owners of the shares, and we will reimburse the brokers and nominees for reasonable expenses they incur to do this.

Revoking a Proxy

If you give a proxy, you may revoke it at any time prior to the Annual Meeting by:

•

mailing a revocation to Mr. Ira J. Krakower, the Secretary of the company, at the above address with a later date than any proxy you previously provided so long as it is received prior to the Annual Meeting;

•	submitting another properly completed proxy dated later than any proxy you previously provided so long as it is received prior to the Annual Meeting;

•	by filing a written revocation at the Annual Meeting with Mr. Krakower, the Secretary of the company; or

•	by casting a ballot at the meeting.

If you are an employee stockholder who holds shares through one of our benefit plans, you may revoke voting instructions given to the trustee for the applicable plan by following the instructions under “How to Vote Your Shares—Employee Stockholders” in this proxy statement.

Matters of Business, Votes Needed and Recommendations of the Board of Directors

Proposal 1—Election of Directors

Each outstanding share of our stock is entitled to one vote for as many separate nominees as there are directors to be elected. There are ten directors to be elected. The board has nominated David E. Berges, Joel S. Beckman, Lynn Brubaker, Jeffrey C. Campbell, Sandra L. Derickson, W. Kim Foster, Thomas A. Gendron, Jeffrey A. Graves, David C. Hill and David L. Pugh for election to the board. Each of these ten nominees is currently a director of the company. Once a quorum is present, a majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director. This means that each nominee must receive more votes “for” than “against” to be elected. Broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote. The board of directors recommends that you vote FOR the election of each of the board’s nominees for director.

Proposal 2—Advisory Vote to Approve Executive Compensation

Approval of the company’s 2012 executive compensation requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve 2012 executive compensation receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the vote. The vote is advisory and non-binding; however, the compensation committee will consider the voting results among other factors when making future decisions regarding executive compensation. The board of directors recommends that you vote FOR the resolution approving the company’s 2012 executive compensation.

Proposal 3—Approval of the Hexcel Corporation 2013 Incentive Stock Plan

Approval of the Hexcel Corporation 2013 Incentive Stock Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. For purposes of the foregoing standard, broker non-votes will be disregarded and will have no effect on the outcome of the vote. Under applicable NYSE rules, the total number of votes cast on the proposal must represent over 50% in interest of all shares of common stock entitled to vote on the proposal (the “NYSE Standard”). For purposes of the NYSE Standard, broker non-votes will be counted and will have the same effect as a vote against the proposal. For purposes of both of the foregoing voting standards, abstentions will be counted and will have the same effect as a vote against the proposal. The board of directors recommends that you vote FOR the adoption of the Hexcel Corporation 2013 Incentive Stock Plan.

Proposal 4—Ratification of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP to audit the company’s financial statements for 2013 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. The audit committee is responsible for appointing the company’s independent registered public accounting firm. The audit committee is not bound by the outcome of this vote but, if the appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the audit committee will reconsider the appointment. The board of directors recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2013.

How to Vote Your Shares

Voting shares you hold through a nominee

If you hold shares through someone else, such as a stockbroker, bank or nominee, you will receive material from that firm asking you for instructions on how you want them to vote your shares. You can complete that firm’s voting instruction form and return it as requested by the firm. If the firm offers Internet or telephone voting, the voting form will contain instructions on how to vote using those methods.

If you plan to attend the meeting

Please note that attendance will be limited to stockholders as of the record date. Admission will be on a first-come, first-served basis. If you attend the Annual Meeting, you will need to present valid picture identification, such as a driver’s license or passport. If you hold your shares through someone else, such as a stockbroker, bank or other nominee, you will need to show a brokerage statement or account statement reflecting your stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact Morrow & Co., LLC at (800) 607-0088 to obtain directions to the site of the Annual Meeting. The doors to the meeting will open at 10:00 a.m. local time and the meeting will begin at 10:30 a.m. local time.

Voting in person

If you are a registered stockholder, you may vote your shares in person by ballot at the Annual Meeting.

If you hold your shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting along with a properly completed ballot.

Employee stockholders

If you hold shares through our employee stock purchase plan or our tax-deferred 401(k) savings plan, you will receive a separate voting instruction form to instruct the custodian or trustee for the applicable plan as to how to vote your shares. With respect to the 401(k) plan, all shares of common stock for which the trustee has not received timely instructions shall be voted by the trustee in the same proportion as the shares of common stock for which the trustee received timely instructions, except if that would be inconsistent with the provisions of Title I of ERISA. With respect to our employee stock purchase plan, we consider all shares of common stock for which the custodian has not received timely instructions not present for quorum purposes and those shares will not be voted by the custodian.

Inspectors of Election

At the Annual Meeting, American Stock Transfer & Trust Company will count the votes. Its officers or employees will serve as inspectors of election.

PROPOSAL 1—ELECTION OF DIRECTORS

At the 2013 annual meeting, ten directors will be elected to hold office until the 2014 annual meeting and until their successors are duly elected and qualified. All nominees identified in this proxy statement for election to the board are currently serving as directors of the company.

Shares represented by an executed and returned proxy card will be voted for the election of each of the ten nominees recommended by the board, unless the proxy is marked against any nominee. If any nominee for any reason is unable to serve, the shares of common stock represented by the proxy card may, at the board’s discretion, be voted for an alternate person that the board nominates. We are not aware of any nominee who will be unable to or will not serve as a director. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Majority Voting Standard for Election of Directors.

Our Amended and Restated Bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this standard, a director nominee will be elected only if the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee. Broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote. Each director nominee must submit an irrevocable resignation in advance of the stockholder vote regarding the election of directors. This addresses the situation in which there is a “holdover” director who has not received the required number of votes for re-election, but who, in accordance with Delaware law, remains on the board until his or her successor is elected and qualified. The resignation is contingent upon both the nominee not receiving the required vote for re-election and the board’s acceptance of the resignation which the board, in its discretion, may reject if it deems such rejection to be in the best interest of the company.

Prior to the board’s determination to accept or reject the resignation, the nominating and corporate governance committee, composed entirely of independent directors, will make a recommendation to the board with respect to the tendered resignation. In its review, the committee will consider those factors deemed relevant to the determination, and whether the director’s resignation from the board would be in the best interest of the company and our stockholders.

The board must take action on the committee’s recommendation within 90 days following the meeting at which the election of directors occurred. An incumbent director whose resignation is the subject of the board’s determination is not permitted to participate in the deliberations or recommendation of the committee or the board regarding the acceptance of the resignation.

In the case of contested elections (a situation in which the number of nominees exceeds the number of directors to be elected) the plurality voting standard will apply.

Information Regarding the Directors

All of our current directors have been nominated for re-election to the board. Information about our directors is provided below.

Name	Age on March 18, 2013	Director Since	Position(s) With Hexcel
David E. Berges	63	2001	Chairman of the Board; Chief Executive Officer; Director
Joel S. Beckman	57	2003	Director
Lynn Brubaker	55	2005	Director
Jeffrey C. Campbell	52	2003	Director
Sandra L. Derickson	60	2002	Director
W. Kim Foster	64	2007	Director
Thomas A. Gendron	52	2010	Director
Jeffrey A. Graves	51	2007	Director
David C. Hill	66	2008	Director
David L. Pugh	64	2006	Director

DAVID E. BERGES has served as our Chairman of the Board of Directors and Chief Executive Officer since July 2001, and was our President from February 2002 to February 2007. Prior to joining Hexcel, Mr. Berges was President of the Automotive Products Group of Honeywell International Inc. from 1997 to July 2001 and Vice President and General Manager, Engine Systems and Accessories, at AlliedSignal Aerospace from 1994 to 1997. Previously Mr. Berges was President and Chief Operating Officer of Barnes Aerospace, a division of Barnes Group Inc. Mr. Berges spent the first 15 years of his career in a variety of managerial and technical positions with the General Electric Company. Mr. Berges was a director of Dana Corporation from 2004 to January 2008.

JOEL S. BECKMAN has been a director of Hexcel since March 2003, and is chair of our finance committee and a member of our compensation committee. Mr. Beckman is a Managing Partner of Greenbriar Equity Group LLC, a private equity fund focused exclusively on making investments in transportation and transportation-related companies. Prior to founding Greenbriar in 2000, Mr. Beckman was a Managing Director and Partner of Goldman, Sachs & Co., which he joined in 1981. Mr. Beckman is on the board of a number of private companies, and is active in various civic organizations.

LYNN BRUBAKER has been a director of Hexcel since December 2005, and is a member of our audit committee and nominating and corporate governance committee. She retired after spending thirty years in the aerospace industry in a variety of executive, operations, sales and marking and customer support roles. From 1999 until June 2005 she was Vice President/General Manager—Commercial Aerospace for Honeywell International Inc., with her primary focus in that role being on business strategies and customer operations for Honeywell’s global commercial markets. From 1997 to 1999, Ms. Brubaker was Vice President Americas for Honeywell, and from 1995 to 1997, prior to AlliedSignal’s merger with Honeywell, she was Vice President, Marketing, Sales and Support Operations, for AlliedSignal. Prior to joining AlliedSignal, Ms. Brubaker held a variety of management positions with McDonnell Douglas, Republic (predecessor to Northwest Airlines), and Comair. Ms. Brubaker has been a director of FARO Technologies, Inc. since July 2009, currently serves on the board of a variety of private companies and other business organizations and from March to December 2011, was a director of Force Protection Inc.

JEFFREY C. CAMPBELL has been a director of Hexcel since November 2003, and is chair of our audit committee. Mr. Campbell has served as Executive Vice President and Chief Financial Officer of McKesson Corporation, a leading healthcare services, information technology and distribution company, since January 2004. Mr. Campbell was Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, from June 2002 to December 2003, served as a Vice President of American Airlines from 1998 to June 2002 and served in various management positions of American Airlines from 1990 to 1998. Mr. Campbell is also a member of the board of directors of the San Francisco Chamber of Commerce.

SANDRA L. DERICKSON has been a director of Hexcel since February 2002. Ms. Derickson is chair of our nominating and corporate governance committee, a member of our compensation committee and Lead Independent Director. Ms. Derickson retired from HSBC in February 2007. She held several management positions at HSBC from September 2000 to February 2007 including President and Chief Executive Officer, HSBC Bank USA; Vice Chairman, HSBC Finance; and Group Executive, HSBC Finance. During her tenure, she was responsible for private label credit cards, insurance services, taxpayer services, auto financing and some of the Group’s mortgage businesses. From 1976 to 1999, Ms. Derickson held various management positions with General Electric Capital Corporation, the last of which was President of GE Capital Auto Financial Services. Ms. Derickson was also an officer of the General Electric Company.

W. KIM FOSTER has been a director of Hexcel since May 2007, and is a member of our audit committee and nominating and corporate governance committee. From 2001 until October 2012, Mr. Foster served as Executive Vice President and Chief Financial Officer of FMC Corporation, a chemical manufacturer serving various agricultural, industrial and consumer markets. Prior to serving in this role, Mr. Foster held numerous other executive and management positions with FMC, including Vice President and General Manager—Agricultural Products Group from 1998 to 2001; Director, International, Agricultural Products Group from 1996-1998; General Manager, Airport Products and Systems Division, 1991-1996; and Program Director, Naval Gun Systems, FMC Defense Group, from 1989 to 1991.

THOMAS A. GENDRON has been a director of Hexcel since December 2010, and is a member of our compensation committee. Since 2007, Mr. Gendron has been Chairman, Chief Executive Officer and President of Woodward, Inc., a designer, manufacturer and service provider of energy control and optimization solutions used in global infrastructure equipment, serving the aerospace, power generation and distribution and transportation markets. Mr. Gendron was President and Chief Executive Officer of Woodward from 2005 to 2007 and President and Chief Operating Officer from 2002 to 2005. Prior to becoming President of Woodward, Mr. Gendron served in a variety of management positions at Woodward.

JEFFREY A. GRAVES has been a director of Hexcel since July 2007, and is a member of our finance committee and nominating and corporate governance committee. Since May 2012, Dr. Graves has served as Chief Executive Officer of MTS Systems Corporation, a leading global supplier of test systems and industrial position sensors. From 2005 until May 2012, Dr. Graves served as President and Chief Executive Officer of

C&D Technologies, Inc., a producer of electrical power storage systems. From 2001 to 2005 he was employed by Kemet Corporation as Chief Executive Officer (2003 to 2005); President and Chief Operating Officer (2002-2003); and Vice President of Technology and Engineering (2001-2002). From 1994 to 2001 Dr. Graves was employed by the General Electric Company, holding a variety of management positions in GE’s Power Systems Division from 1996 to 2001, and in the Corporate Research and Development Center from 1994 to 1996. Prior to General Electric, Dr. Graves was employed by Rockwell International and Howmet Corporation, now a part of Alcoa Corporation. Dr. Graves is also a member of the board of directors of MTS Systems Corporation and Teleflex, Inc. Dr. Graves serves on Teleflex’s compensation committee. Dr. Graves was a member of the board of directors of C&D Technologies, Inc. from 2005 through 2012.1

DAVID C. HILL has been a director of Hexcel since May 2008, and is a member of our audit committee and finance committee. Dr. Hill served as President and Chief Executive Officer of Sun Chemical Corporation, a producer of printing inks and pigments, from 2001 until his retirement in December 2007. During this time he was also a Supervisory Board member of Sun Chemical Group B.V. Prior to joining Sun Chemical Corporation in 2001, Dr. Hill spent four years at JM Huber Corporation as President of Engineered Materials. From 1980 to 1997, Dr. Hill served at AlliedSignal Inc., where he was President, Fibers from 1991 to 1994, Chief Technology Officer, Engineered Materials from 1994 to 1995 and President, Specialty Chemicals through 1997. Dr. Hill began his career at Union Carbide Corporation in 1970, and has also been Director of Exploratory and New Ventures Research at Occidental Petroleum Corporation. He holds a Ph.D. in Materials Science and Engineering as well as an M.S. in Engineering and a B.S. in Materials Science and Engineering from Massachusetts Institute of Technology. Dr. Hill was a member of the board of directors of Symyx Technologies, Inc. from 2007 to 2010, and served as a member of its compensation and governance committees.

DAVID L. PUGH has been a director of Hexcel since July 2006, and is chair of our compensation committee. Mr. Pugh served as the Chairman and Chief Executive Officer of Applied Industrial Technologies Inc., one of North America’s leading industrial product distributors, from October 2000 until October 2011. He was President of Applied from January 1999 to October 2000. Prior to joining Applied, Mr. Pugh was senior vice president of Rockwell Automation and general manager of Rockwell’s Industrial Control Group. Prior to joining Rockwell, Mr. Pugh held various sales, marketing and operations positions at Square D. Co. and Westinghouse Electric Corp. Mr. Pugh is also a member of the board of directors of NN, Inc. and serves on its audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

Independence of Directors

We currently have nine independent directors out of ten directors. Our board affirmatively determined that each director nominee, other than Mr. Berges, who is our Chairman and Chief Executive Officer, meets the NYSE director independence requirements. In making these determinations our board considered whether a director has a “material relationship” with us as contemplated by the NYSE listing standards. One non-employee director has a relationship with us other than as a director of Hexcel. Ms. Brubaker is a director of a private aerospace company that is our customer. In determining that Ms. Brubaker did not have a material relationship with us, and was thus, independent, our board considered, among other things, the sales to this private aerospace company as a percentage of our total sales, as well as that Ms. Brubaker has no significant direct or indirect pecuniary interest in the business relationship between us and this private aerospace company. Under the NYSE listing standards, Mr. Berges is not independent by virtue of his being employed by us.

Meetings and Standing Committees of the Board of Directors

General

During 2012 there were five meetings of the board and 19 meetings in the aggregate of the four standing committees of the board. The board did not take any action by written consent. Each of the incumbent directors who served on the board and its committees during 2012 attended or participated in at least 75% of the aggregate number of board meetings and applicable committee meetings held during 2012. A director is expected to regularly attend and participate in meetings of the board and of committees on which the director serves, and to attend the annual meeting of stockholders. Each of the incumbent directors attended the last annual meeting of stockholders.

The board has established the following standing committees: audit committee; compensation committee; finance committee; and nominating and corporate governance committee. The board may establish other special or standing committees from time to time. Members of committees serve at the discretion of the board. Each of our four standing committees operates under a charter adopted by the board. The charter for each committee except the finance committee requires that all members be independent as required by NYSE listing standards. The charter of the finance committee prohibits the committee from taking any action that is required by NYSE rules to be taken by a committee composed entirely of independent directors, unless the finance committee is composed entirely of independent directors. Our board has also adopted a set of corporate governance guidelines. All committee charters and the corporate governance guidelines can be viewed on the investor relations section of our website, www.hexcel.com, under “Corporate Governance.” You may obtain a copy of any of these documents, free of charge, by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826.

Audit Committee

The audit committee assists with the board’s oversight of the integrity of our financial statements, our exposure to risk and mitigation of those risks, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance, and our internal audit function. During 2012, the audit committee held eight meetings. Additional information regarding the audit committee, including additional detail about the functions performed by the audit committee, is set forth in the Audit Committee Report included on page 66 of this proxy statement. The current members of the audit committee are Mr. Campbell (chair), Ms. Brubaker, Mr. Foster and Mr. Hill.

Each member of our audit committee is independent under applicable law and NYSE listing standards. All members of our audit committee meet the financial literacy requirements of the NYSE and at least one member has accounting or related financial management expertise as required by the NYSE. In addition, our board has determined that Jeffrey C. Campbell, who currently is Executive Vice President and Chief Financial Officer of McKesson Corporation, is an audit committee financial expert under SEC rules.

The audit committee has adopted procedures for the receipt, retention and handling of concerns regarding accounting, internal accounting controls and auditing matters by employees, stockholders or other persons. Any person with such a concern should report it to the board as set forth under “Contacting the Board” on page 14. The audit committee has also adopted procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The audit committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. These policies and procedures are described on page 67 of this proxy statement.

Finance Committee

The finance committee provides guidance to the board and management on significant financial matters, including the Company’s capital structure, credit facilities, equity and debt issuances, acquisitions, divestitures and liquidity. During 2012 the finance committee held four meetings. The current members of the finance committee are Mr. Beckman (chair), Dr. Graves and Mr. Hill.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee regularly seeks input from the board regarding the skills and attributes it believes new nominees should possess in order to strengthen the board; identifies and recommends to the board individuals qualified to serve as directors and on committees of the board; advises the board with respect to board and committee procedures; develops and recommends to the board, and reviews periodically, our corporate governance principles; and oversees the evaluation of the board, the committees of the board and management. The committee has independent authority to select and retain any search firm to assist it in identifying qualified candidates for board membership, and has the sole authority to approve the search firm’s fees and terms of engagement. The current members of the nominating and corporate governance committee are Ms. Derickson (chair), Ms. Brubaker, Mr. Foster and Dr. Graves, each of whom is independent under NYSE listing standards. During 2012 the nominating and corporate governance committee held two meetings and acted once by written consent.

The nominating and corporate governance committee believes that each nominee for director should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s supervision and oversight of our business and affairs. The committee also considers the following when selecting candidates for recommendation to the board: broad business knowledge, experience, professional relationships, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs or stated requirements of the board.

We do not have a formal policy with regard to consideration of diversity in identifying director nominees. However, both the charter of the nominating and corporate governance committee and our corporate governance guidelines list diversity as one of many attributes and criteria that the committee will consider when identifying and recruiting candidates to fill positions on the board. Our corporate governance guidelines also state that our board should generally have no fewer than ten directors to permit diversity of experience. The committee considers a broad range of diversity, including diversity with respect to experience, skill set, areas of expertise and professional background, as well as race, gender and national origin. Our informal policy regarding consideration of diversity is implemented through discussions among the committee members, and by the committee with our outside search firm and with senior management. The committee assesses the effectiveness of this policy through its annual self-evaluation, a report of which is delivered to the board. Every board candidate search undertaken by us includes diversity as a desired attribute for the candidate.

All nominees for election to the board are currently serving as directors, and have served on our board for between two years to almost twelve years. In concluding that our current directors should continue to serve on our board, we considered the following attributes of our directors, which we have observed during the tenure of our directors’ service: extensive familiarity with large-scale operations; industry expertise and professional relationships; the ability to utilize extensive past experience in management, finance, technology and operations, and other areas, to address issues we face on a recurring basis; collegiality and the ability to work together as a group; outstanding integrity and business judgment; and the ability to ask probing questions during board discussions and to carefully scrutinize significant business, financing and other proposals suggested by management. In addition to these factors and those mentioned in the preceding paragraph, we also considered the following in concluding that our current directors should continue to serve on our board:

Mr. Berges: Chairman and CEO of Hexcel for more than ten years. Prior to becoming CEO of Hexcel, Mr. Berges had 30 years management and operations experience at GE, Barnes Group and Honeywell, including three years as President of the Automotive Group at Honeywell International Inc., a $2.5 billion business with over 10,000 employees.

Mr. Beckman: over ten years’ experience as managing partner of, and a founder of, Greenbriar Equity Group, a private equity firm that invests exclusively in transportation (including aerospace) companies. Previously, Mr. Beckman had 18 years’ experience at Goldman Sachs, where he founded the global transportation business group. In addition to Mr. Beckman’s valuable contributions related to the transportation sector, his experience in private equity led to his appointment as chair of the finance committee and has made him a key contributor to refinancing discussions since joining the board.

Ms. Brubaker: over 30 years’ experience in the commercial aerospace, defense and space industries, in a variety of executive, operations, sales, marketing, customer support and independent consultant roles. Ms. Brubaker’s aerospace experience runs the gamut from operator, to original equipment manufacturer, to aftermarket. Her ongoing aerospace industry involvement and relationships provide the board with additional customer feedback independent of management. Ms. Brubaker has used her expertise in sales and marketing management to assess and advise our marketing and sales managers.

Mr. Campbell: extensive experience in finance and accounting, including his current role as CFO of McKesson, a $100 billion healthcare services company and over ten years in executive and management positions in the aerospace industry (American Airlines). Mr. Campbell’s financial acumen has made him a valuable audit committee contributor (Mr. Campbell is chair of our audit committee), and due to his experience as CFO of a major public company he has provided valuable expertise and guidance in areas such as compliance, risk management, financing, investor relations and systems solutions.

Ms. Derickson: 30 years’ executive and global operating experience with HSBC and General Electric, including overseeing acquisitions, start-ups and restructurings. Ms. Derickson’s long career with large international companies provides important “best practice” perspectives in such areas as manpower development, succession planning, organizational design and growth. As chair of the nominating and corporate governance committee she has led the development of a better balanced board, and scheduled corporate governance training for all directors.

Mr. Foster: over 30 years’ management, operations and finance experience with FMC Corporation, an NYSE-listed chemical manufacturer, including over seven years as CFO, as well as experience as a director of another public company. Mr. Foster has been a valuable member of the audit committee since joining the board. He provides expertise and advice in the finance and investor relations areas, and his background in chemical operations has proven valuable in connection with discussions of capital spending and global sourcing.

Mr. Gendron: experience as president and CEO of Woodward, a NASDAQ-listed company spanning eight years; extensive operations and marketing experience in the aerospace and wind power industries. Woodward’s global wind turbine controls business enables Mr. Gendron to provide the board with insight as to the wind power industry, and offer guidance on the development of marketing strategies. In addition, Mr. Gendron’s significant manufacturing management experience makes him well-suited to advise our operations team.

Dr. Graves: nine years’ experience as a CEO of three NYSE-listed companies and significant experience as a director of other US public companies. Dr. Graves has significant global operations and R&D experience, including with GE, holds a PhD in Materials Science and has extensive prior involvement in materials development and application processes for airframe, propulsion systems and energy fields. In addition to the obvious value as an experienced CEO of three public companies, Dr. Graves was recruited to the board to help fill a critical need for additional technical expertise. He has extensive experience doing business in China and India, enabling him to provide valuable contributions to discussions related to our Asia and Far East strategy, particularly with respect to industrial markets. Dr. Graves and Mr. Hill regularly review our R&D programs and organization and report back to the board their findings and recommendations. In addition, Dr. Graves has advised on information technology projects based on his past experience with the implementation of Enterprise Resource Planning initiatives.

Mr. Hill: over 40 years’ management, operations and technology experience in large-scale chemicals and engineered materials organizations, including six years as CEO of Sun Chemical Corporation and membership in the National Association of Corporate Directors. In addition to his advanced technical degrees (Ph.D. and M.S.), Mr. Hill has extensive knowledge regarding the development, manufacture and use of advanced fibers. Mr. Hill was selected to provide the board and management additional technical expertise, particularly related to our fibers and chemical-based products. His extensive experience with the application of continuous improvement techniques to maximize capital efficiency has made him a key contributor to the board, particularly in connection with capital expansion, utilization and resources. Mr. Hill and Dr. Graves regularly review our R&D programs and organization and report back to the board their findings and recommendations.

Mr. Pugh: CEO of an NYSE-listed company for ten years until retirement in 2011; extensive operations and sales and marketing experience in large-scale manufacturing organizations; and extensive experience as a director of public companies. Mr. Pugh’s expertise in factory control systems and equipment maintenance programs has provided valuable expertise to the board and to our operations management team. Mr. Pugh is chair of the compensation committee and brings important perspectives in the executive compensation area to both the compensation committee and the board, as a result of his varied experiences with other public boards.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, as well as by other means such as our non-management directors, our chief executive officer, and other executive officers. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. The company’s policy on the consideration of all director candidates, regardless of source, is set forth in the charter of the nominating and corporate governance committee. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing to our corporate secretary at the address listed below under “Contacting the Board” so that it is received at least 120 days prior to the anniversary date of our prior year’s annual meeting of stockholders. The stockholder must supply the following information with his or her recommendation:

•

The name and record address of the stockholder and evidence of the stockholder’s ownership of Hexcel stock, including the class and number of shares owned of record or beneficially (and including any other direct or indirect pecuniary or economic interest in Hexcel stock) and the length of time the interest in the shares have been held

•

The name, age, business address and residence address of the candidate, a listing of the candidate’s qualifications to be a director, and the person’s consent to be named as a director if selected by the committee and nominated by the board

•	An advance irrevocable resignation letter providing for the contingent resignation of the candidate in the event that the candidate is elected to the board and subsequently becomes a holdover director

•	Any information about the stockholder and the candidate which would be required to be disclosed in a proxy statement or other filing relating to the election of directors

•	A representation that the stockholder intends to appear in person at the annual meeting to nominate the candidate

•	Any material interest of the stockholder relating to the nomination of the candidate, including a description of all arrangements or understandings between the stockholder and the candidate

•	A description of all arrangements or understandings between the stockholder and any other person, naming such other person, relating to the recommendation of such candidate

The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the board may take into consideration the number of shares held by a recommending stockholder and the length of time that such shares have been held. No stockholder recommendations were made for this Annual Meeting.

Compensation Committee

The compensation committee oversees, reviews and approves our compensation and benefit plans and programs and defines the goals of our compensation policy. In this capacity, the compensation committee administers our incentive plans and may make grants, for example, of non-qualified stock options (“NQOs”), restricted stock units (“RSUs”) and performance-based share awards (“PSAs”) to executive officers, other key employees, directors and consultants. The current members of the compensation committee are Mr. Pugh (chair), Mr. Beckman, Ms. Derickson and Mr. Gendron, each of whom is independent under NYSE listing standards. During 2012 the compensation committee held five meetings and acted once by written consent.

Additional information regarding the compensation committee, including additional detail about the objectives, policies, processes and procedures of the compensation committee, and information with regard to the compensation consultant retained by the compensation committee, which includes a description of all services provided, is set forth in Compensation Discussion and Analysis beginning on page 20 of this proxy statement.

Board Leadership Structure

As stated in our Corporate Governance Guidelines, we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer. The board believes that it is appropriate for Mr. Berges to hold both offices because the combined role enables decisive leadership and clear accountability and enhances our ability to communicate our strategy clearly and consistently to stockholders and other key constituencies, such as our employees and key customers and suppliers. We also believe we have in place sound counter-balancing mechanisms to ensure that we maintain the highest standards of corporate governance and effective accountability of the CEO to the board, including the following:

•	Each of the other nine directors on the board is independent

•	The board has named a lead director, whose responsibilities are described in detail below

•	Mr. Berges’ performance and compensation is reviewed, and Mr. Berges’ compensation is set, by the compensation committee, with formal oversight by the independent directors as a group

•	The independent directors meet in regular executive sessions without management

•	The board regularly reviews performance, management development and succession plans for executive positions.

Our bylaws dictate that if the chairman of the board is independent, then the chairman will be the lead director or, if the chairman is not independent, as is the case with Mr. Berges, then the independent directors are required to designate an independent board member to serve as lead director. The independent directors have designated Ms. Derickson to serve as lead director. Ms. Derickson has the authority to call a meeting of the independent directors in addition to the responsibilities listed below. Some of these responsibilities are performed by Ms. Derickson in her capacity as the chair of the nominating and corporate governance committee.

•	Oversees the flow of information to the board

•	Determines the agenda for board meetings with input from management and other directors

•	Oversees the board’s performance evaluations of the CEO and provides feedback directly to the CEO

•	Supervises the board and committee annual self-evaluation process

•	Chairs executive sessions of the board and meets with the CEO to discuss matters of board concern

•	Collaborates with the nominating and corporate governance committee in monitoring the composition and structure of the board and leads director recruitment efforts.

Under our corporate governance guidelines, the independent directors are required to meet as a board in executive session, without management, a minimum of two times a year, but normally do so at every regular board meeting.

Risk Oversight

The board is responsible for overseeing our risk management. The board sets our risk management strategy and oversees the implementation of our risk management framework. Specific board committees are responsible for overseeing specific types of risk. Our audit committee periodically reviews our insurance coverage, currency exchange and hedging policies, tax exposures and our processes to ensure compliance with laws and regulations, and also reviews reports from our anonymous hotline that employees can use to report suspected violations of our Code of Business Conduct. The audit committee also regularly meets in executive sessions without management present with our outsourced internal audit firm and our independent registered public accounting firm to discuss areas of concern of which the board should be aware. The board, and when specific need arises, the finance committee, addresses significant financing matters such as our capital structure, credit facilities, equity and debt issuances, acquisitions and divestitures, and liquidity. Our compensation committee establishes compensation policies and programs that do not incentivize executives and employees to take on an inappropriate level of risk, as discussed under “The Process for Setting Compensation—Compensation Risk Oversight” on page 25 of this proxy statement. The nominating and corporate governance committee is responsible for ensuring that we have an adequate succession plan in place for our senior leadership. Each of our board committees delivers a report to the board, at the next board meeting, regarding matters considered at committee meetings that have taken place since the last board meeting.

Our senior management meets periodically with our operations leadership teams to discuss and review the risks that exist in connection with our business. Management makes regular presentations to the board, no less than two times per year (and more frequently if circumstances warrant), regarding all types of material risks facing the company. At these meetings the board discusses and reviews these risks and determines what, if any, new actions should be taken to mitigate these risks.

Succession Planning

At least annually, the board engages in a review of management developmental and succession planning to assess employee development programs and organizational effectiveness, and conducts in-depth discussions regarding specific succession and contingency planning for all key senior leadership positions.

Contacting the Board

Stockholders and other interested parties may contact the non-management members of the board or the lead director by sending their concerns to: Board of Directors, c/o Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901; facsimile number (203) 358-3972; e-mail address boardofdirectors@hexcel.com. The Corporate Secretary will review all communications and forward them to the lead director. The Corporate Secretary may, however, filter out communications that do not relate to our business activities, operations or our public disclosures, but will maintain a record of these communications and make them available to the lead director. Any communications received by the lead director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the audit committee and will be handled in accordance with the procedures established by the audit committee to address these matters.

Code of Business Conduct

It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our board has adopted the Hexcel Code of Business Conduct in order to clarify, disseminate and enforce this policy. The Code applies to all of our officers, directors and employees worldwide, including our chief executive officer, chief financial officer and controller. The Code can be viewed on the investor relations section of our website, www.hexcel.com, under “Corporate Governance.” In addition, you may obtain a free copy of the Code by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826. Any amendment to the Code of Business Conduct (other than technical, administrative or non-substantive amendments), or any waiver of a provision of the Code that applies to our directors or executive officers, will be promptly disclosed on the investor relations section of our website under “Corporate Governance.”

Director Compensation in 2012

Our non-employee director compensation program is comprised of a mix of cash and stock-based incentive compensation designed to attract and retain qualified candidates to serve on our board. In 2012, the company, with the assistance of its compensation consultant, reviewed our director compensation program against survey data from the National Association of Corporate Directors (“NACD”) and our comparator group (as described on page 26). The review indicated that our directors were compensated well below the median of the compensation level indicated by the NACD survey and below the 25th percentile of peer compensation levels. The compensation committee concluded that directors should be competitively compensated at the median level determined in the NACD survey and accordingly recommended that the board approve a $30,000 increase to the annual compensation. The NACD data was considered a more relevant benchmark than that of our comparator group because nominees for director would be drawn from the wider and more diverse pool of candidates represented by the NACD survey. The entire $30,000 increase was made in the form of additional RSUs that would further align the interests of directors with stockholders. The recommendation of the committee was adopted by the board, effective following the annual meeting in May 2012.

Annual non-employee director cash compensation consists of a retainer of $48,000 plus:

•	$12,500 for the lead director

•	$12,500 for the audit committee chair

•	$7,500 for the compensation committee chair

•	$5,000 for each of the nominating and corporate governance committee and the finance committee chairs

•	$10,000 paid to each member of the audit committee (including the chair of the committee)

•	$7,500 paid to each member of the compensation committee (including the chair of the committee)

•	$5,000 paid to each member of the nominating and corporate governance committee and the finance committee (including the chairs of the committees)

Upon initial election to the board and on each re-election thereafter, each director receives a grant of RSUs in an amount determined by the compensation committee guided by the advice of its independent compensation consultant and other relevant factors. The target grant date value of RSUs issued to directors immediately following the 2012 annual meeting of stockholders was $95,000. The closing price of our common stock that day was $27.14, which resulted in a grant of 3,500 RSUs to each director. The RSUs vest daily over the twelve months following the date of grant and convert into an equal number of shares of our common stock on the first anniversary of grant unless the director elects to defer conversion until termination of service as a director. As discussed in Proposal 3, we are requesting shareholder approval of grants of equity-based awards to our non-employee directors under the Hexcel Corporation 2013 Incentive Stock Plan with respect to up to 20,000 shares annually per director.

In addition to the annual compensation described above, each director receives $1,000 for attendance at a meeting of a special committee of the board.

Mr. Berges receives no additional compensation for serving on our board.

Our stock ownership guidelines, which are described on pages 35-36, apply to non-employee directors as well as executive officers. Each director is expected to own shares of our common stock that have a value equal to at least three times his or her annual cash retainer. The table below summarizes the compensation paid by the company to non-employee Directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Joel S. Beckman	65,500	94,990	160,490
Lynn Brubaker	63,000	94,990	157,990
Jeffrey C. Campbell	70,500	94,990	165,490
Sandra L. Derickson	78,000	94,990	172,990
W. Kim Foster	58,000	94,990	152,990
Thomas A. Gendron	55,500	94,990	150,490
Jeffrey A. Graves	58,000	94,990	152,990
David C. Hill	62,250	94,990	157,990
David. L. Pugh	63,000	94,990	157,990

(1)	The grant date fair value of each RSU granted to directors was $27.14, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the director. For additional information regarding the assumptions made in calculating these amounts, see Note 11, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Prior to 2004, we granted NQOs to our outside directors as part of our director compensation program. As of December 31, 2012, our non-employee directors had RSUs and NQOs outstanding as follows:

	Outstanding RSUs(a)	Shares Underlying Unexercised NQOs(b)
Joel S. Beckman	23,315(c)	—
Lynn Brubaker	3,500	—
Jeffrey C. Campbell	24,818	10,000
Sandra L. Derickson	17,173	—
W. Kim Foster	19,674	—
Thomas A. Gendron	10,230	—
Jeffrey A. Graves	19,554	—
David C. Hill	17,476	—
David L. Pugh	23,066	—

(a)	All RSUs granted prior to the 2012 annual meeting are vested. Outstanding RSUs include any grants for which the director has elected to defer the conversion of such grant into shares until such time as the director ceases to be a member of the board. Each director (other than Ms. Brubaker, Ms. Derickson and Mr. Hill) has elected to defer the conversion of his or her RSUs granted in 2012.

(b)	All of these NQOs are vested and exercisable.

(c)	Includes 1,590 RSUs held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these RSUs.

EXECUTIVE OFFICERS

Set forth below is certain information concerning each of our current executive officers. For additional information concerning Mr. Berges, see “PROPOSAL 1—ELECTION OF DIRECTORS—Information Regarding the Directors” on page 5.

Name	Age on March 18, 2013	Executive Officer Since	Position(s) With Hexcel
David E. Berges	63	2001	Chairman of the Board; Chief Executive Officer; Director
Nick L. Stanage	54	2009	President and Chief Operating Officer
Wayne C. Pensky	57	2007	Senior Vice President; Chief Financial Officer
Ira J. Krakower	72	1996	Senior Vice President; General Counsel; Secretary
Robert G. Hennemuth	57	2006	Senior Vice President, Human Resources

NICK L. STANAGE has served as our President since November 2009 and as our Chief Operating Officer since May 2012. Prior to joining Hexcel, Mr. Stanage was President of the Heavy Vehicle Products group (including both Commercial Vehicle Products and Off Highway Products) at Dana Holding Corporation from December 2005 to October 2009, and served as Vice President and General Manager of the Commercial Vehicle group at Dana from August 2005 to December 2005. Dana Holding Corporation and a number of its US subsidiaries filed for bankruptcy protection in March 2006, and emerged from bankruptcy in January 2008. From 1986 to 2005, Mr. Stanage held a variety of technical, marketing and management positions with Honeywell International Inc. (formerly AlliedSignal Inc.), including Vice President and General Manager of the Engine Systems & Accessories business unit in the aerospace group from January 2005 to August 2005, and Vice President Integrated Supply Chain & Technology of the Consumer Products Group from 2003 to January 2005. Prior to joining AlliedSignal, Mr. Stanage worked as a design engineer for Clark Equipment Company.

WAYNE C. PENSKY has served as our Senior Vice President and Chief Financial Officer since April 2007. Prior to serving in his current role, Mr. Pensky served as Vice President, Finance and Controller of our Composites global business unit since 1998. From 1993 to 1998 Mr. Pensky was our Corporate Controller and Chief Accounting Officer. Prior to joining Hexcel in 1993, Mr. Pensky was a partner at Arthur Andersen & Co., where he had been employed since 1979.

IRA J. KRAKOWER has served as our Senior Vice President, General Counsel and Secretary since September 1996. Prior to joining Hexcel, Mr. Krakower served as Vice President and General Counsel to Uniroyal Chemical Corporation from 1986 to August 1996 and served on the board and as Secretary of Uniroyal Chemical Company, Inc. from 1989 to 1996.

ROBERT G. HENNEMUTH has served as our Senior Vice President, Human Resources since March 2006. Prior to joining Hexcel, Mr. Hennemuth served as Vice President—Human Resources of Jacuzzi Brands, Inc. from July 2003 to September 2005. Previously, he was employed by Honeywell International Inc., (formerly known as AlliedSignal Inc.), where he served as Vice President of Human Resources & Communications for various businesses from December 1996 to June 2003, including the Honeywell Consumer Products Group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Stockholders

The following table sets forth certain information as of February 28, 2013 with respect to the ownership by any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of Hexcel common stock:

Name and Address	Number of Shares of Common Stock(1)	Percent of Common Stock(1)
BlackRock Inc.(2)	5,202,844	5.19%
40 East 52nd Street
New York, NY 10022
Earnest Partners LLC(3)	5,041,952	5.03%
1180 Peachtree Street NE, Suite 2300
Atlanta, GA 30309
The Vanguard Group(4)	5,575,125	5.56%
100 Vanguard Boulevard
Malvern, PA 19355

(1)	“Number of Shares” is based on information contained in a Statement on Schedule 13D, 13D/A, 13G or 13G/A filed with the SEC as indicated in footnotes (2) through (4) below. The “Percent of Common Stock” is based on such number of shares and on 100,190,214 shares of common stock issued and outstanding as of February 28, 2013.

(2)	Based on information contained in a Statement on Schedule 13G filed with the SEC on January 30, 2013. According to the Schedule 13G, which was filed on behalf of BlackRock, Inc. (“BlackRock”), BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Advisors (UK) Limited, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited and BlackRock International Limited, BlackRock is a parent holding company or control person that has sole voting and dispositive power with respect to 5,202,844 shares.

(3)	Based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 13, 2013. Based on the Schedule 13G/A, Earnest Partners LLC is an investment advisor that has sole voting power with respect to 1,888,612 shares, shared voting power with respect to 583,015 shares and sole dispositive power with respect to 5,041,952 shares.

(4)	Based on information contained in a Statement on Schedule 13G filed with the SEC on February 12, 2013. Based on the Schedule 13G, The Vanguard Group is an investment advisor that has sole voting power with respect to 140,187 shares, sole dispositive power with respect to 5,439,838 shares and shared dispositive power with respect to 135,287 shares.

Stock Beneficially Owned by Directors and Officers

The following table contains information regarding the beneficial ownership of shares of Hexcel common stock as of February 28, 2013 by our current directors and the executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group. The information appearing under the heading “Number of Shares of Common Stock” was supplied to us by the persons listed in the table.

Name	Number of Shares of Common Stock(1)	Percent of Common Stock(2)(3)
David E. Berges(4)	1,890,737	1.9%
Joel S. Beckman(5)	24,779	*
Lynn Brubaker	9,394	*
Jeffrey C. Campbell	34,779	*
Sandra L. Derickson(6)	44,425	*
W. Kim Foster	19,635	*
Thomas A. Gendron	20,191	*
Jeffrey A. Graves	16,054	*
David Hill	13,976	*
David L. Pugh	24,566	*
Nick L. Stanage	254,299	*
Wayne C. Pensky	342,544	*
Ira J. Krakower	461,488	*
Robert G. Hennemuth	171,221	*
All executive officers and directors as a group (14 persons)	3,328,088	3.3%

(1)	Includes shares underlying stock-based awards that either were vested as of February 28, 2013, or will vest within 60 days of this date. These shares are beneficially owned as follows: Mr. Berges 1,049,305; Mr. Beckman 23,276; Ms. Brubaker 3,461; Mr. Campbell 34,779; Ms. Derickson 17,134; Mr. Foster19,635; Mr. Gendron 10,191; Dr. Graves 16,054; Mr. Hill 13,976; Mr. Pugh 19,566; Mr. Stanage 130,740; Mr. Pensky 234,936; Mr. Krakower 214,483; Mr. Hennemuth 130,336; and all executive officers and directors as a group 1,917,872. None of our directors or named executive officers has pledged any of our common stock as security.

(2)	Based on 100,190,214 shares of common stock issued and outstanding as of February 28, 2013. As required by SEC rules, for each individual person listed in the chart the percentage is calculated assuming that the shares listed in footnote (1) above for such person are outstanding, but that none of the other shares referred to in footnote (1) above are outstanding.

(3)	An asterisk represents beneficial ownership of less than 1%.

(4)	Includes 149,423 shares held by the Berges Family Trust. Mr. Berges has investment and voting control over such shares. Also includes 500 shares held by Mr. Berges’ spouse.

(5)	Includes 1,590 shares underlying stock-based awards granted to Mr. Beckman that are held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these shares.

(6)	Includes 30,434 shares held by the Derickson Revocable Trust. Ms. Derickson has investment and voting control over such shares.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes and analyzes the material elements of 2012 compensation for our executive officers identified in the Summary Compensation Table on page 40. We refer to these individuals as the named executive officers, or “NEOs.” The compensation committee of the board of directors is responsible for determining the compensation and benefits of the NEOs. The committee’s determination of the compensation of our CEO is subject to ratification by our independent directors. In setting NEO compensation for 2012, the committee considered the results of the stockholder advisory vote on executive compensation held at our 2011 annual meeting of stockholders, at which 88.4% of the votes cast were for approval of our executive compensation. This level of support, which was essentially unchanged from 2010, was one factor in the committee’s decision to maintain the principles underlying our existing compensation strategy during its annual review of the company’s compensation approach and practices.

Executive Summary

Our 2012 executive compensation was aligned with the primary objectives of our compensation philosophy, which are:

•	To attract, retain and motivate a high caliber of executive talent

•	To ensure that a significant portion of total target compensation is variable compensation based on company performance

•	To encourage long-term focus while recognizing the importance of short-term performance

•	To determine compensation based on forward-looking considerations and not solely on the basis of past compensation or results

•	To align executive and stockholder interests by requiring NEOs to meet minimum ownership guidelines and prohibiting them from hedging our stock

•	To establish targets for performance-based compensation that are challenging yet attainable

•

To discourage excessive risk taking by structuring our pay to consist of a blend of both fixed and variable elements, using an appropriate mix of short and long-term company performance metrics, and setting maximum total payouts

•

To prevent and remedy executive misconduct, and impose appropriate discipline on individuals who engage in misconduct. See pages 36-37 for a description of our policy regarding executive misconduct, which authorizes recoupment of incentive compensation from an executive whose misconduct results in the inaccurate reporting of financial results.

Our executive compensation consists of a mix of fixed and variable components. The following chart shows the elements of our target compensation for our NEOs. Target compensation includes salary, annual cash incentive awards granted under our Management Incentive Compensation Plan (“MICP”), and equity awards in the form of restricted stock units (“RSUs”), non-qualified stock options (“NQOs”) and performance share awards (“PSAs”). A significant portion of NEO compensation, ranging from 46% to 56% of total target compensation in 2012, is in the form of long-term equity incentives. We believe that the long tenure of our NEOs (the average tenure is over ten years) and their demonstrated commitment to the long-term performance of the company (NEOs hold their NQOs for an average of almost six years), reflects the effectiveness of our compensation strategy.

Actual NEO compensation in 2012 included the following elements:

Element	2012 Pay Action
Base Salary	Increased NEO salaries based on individual performance and evaluation against our comparator group. Increases ranged from 2.6% to 6.0%.
MICP	Awarded a payout of 123.4% of target under our MICP based on performance against targets for Cash from Operating Activities, Adjusted EBIT and Adjusted Diluted Earnings per Share. See “Pay for Performance—MICP Annual Cash Incentive” on page 23.
Equity-Based Awards	Continued our practice of awarding our NEOs a mix of NQOs, RSUs and PSAs with an overall design to provide performance-based incentives aligned with stockholder interests and long-term company strategy. NEO target equity compensation for 2012 consisted of 25% RSUs, 25% PSAs and 50% NQOs. See “Components of Executive Compensation for 2012 – Equity Awards” on pages 29-31.

Our 2012 performance was strong. In 2012, we continued to build on our accomplishments in 2011, as we achieved our highest historical results for sales, gross margin, operating income and adjusted net income, while significantly increasing our investment in research and technology. Our year-over-year net sales increased 13.3%, which we leveraged into a 26.5% increase in Adjusted EBIT. Our strong performance was reflected in a

26.6% increase in our Adjusted Diluted Earnings per Share. Cash from Operating Activities grew by 27.9% over the prior measurement period, which helped fund the planned increase in capital expenditures to meet projected customer demand. See “Pay for Performance—MICP Annual Cash Incentive” on page 23. Our 2012 performance resulted in total stockholder return (“TSR”) for 2012 of 11.4%. The following discussion illustrates that we have successfully aligned our CEO’s pay with company performance.

Pay for Performance. We recognize that our stockholders invest in the company with the expectation that we will deliver a level of performance that creates value. We seek to deliver sustainable value, meaning that our actions to generate short-term results should be balanced with the need for our investments in technologies, capabilities, products, markets and employees that will provide increased profitability over the long-term.

When evaluating the appropriateness of our executive compensation for 2012 relative to our performance, the following considerations are relevant:

•	Did our profitability generate meaningful improvement in TSR?

•	Did our selection of short-term and long-term financial objectives create incentives to deliver acceptable levels of performance improvement?

•	Did we invest our capital and resources prudently to generate operating returns that exceed our cost of capital?

As explained below, we believe the answer to these questions is “yes.”

Total Stockholder Return

TSR is one reflection of company performance. Our CEO’s long-term compensation is closely aligned with our TSR performance because over 55% of his target compensation consists of equity awards, and our stock ownership guidelines require a significant holding of equity. However, because TSR can be affected in the short-term by external forces beyond the company’s control, and does not necessarily reflect the operating performance of the company, we believe it is appropriate to closely tie our NEO’s compensation to the performance we seek to achieve, by tying variable cash and equity incentives to short-term and long-term financial and operational goals. The chart below shows our cumulative TSR for the five-year period ending December 31, 2012 compared with our CEO’s total direct compensation for 2008 through 2012. Total direct compensation includes the following components: salary, actual MICP award, grant date value of annual equity awards and all other compensation, as derived from the Summary Compensation Table (“TDC”).

•

The SEC’s calculation of total compensation, as shown in the Summary Compensation Table set forth on page 40, includes changes in the value of pensions and nonqualified deferred compensation earnings, which reflect amounts that are driven by accounting and actuarial assumptions, and which are not necessarily reflective of compensation actually realized by the NEOs in a particular year. We believe that TDC provides a more meaningful measurement for assessment.

•	The five-year cumulative TSR shows the increase or decrease in value of a $100 investment in Hexcel common stock made on January 1, 2008, as of the end of each fiscal year in the five-year period.

MICP Annual Cash Incentive

Our performance measures for 2012 MICP awards incentivized our leaders to achieve improvements in three areas: Adjusted EBIT, Cash from Operating Activities and Adjusted Diluted Earnings per Share, with each component given equal weight. In January 2013 the compensation committee certified the degree of attainment of the 2012 financial measures, which resulted in a payout percentage of 123.4% of the aggregated target awards for all participants in the MICP, as shown in the graph below. We consider this payout appropriate considering that the 2012 performance targets were significantly higher than the actual results achieved for these same performance measures in 2011, which itself was a record-setting year. For 2012 we again achieved results that represent historical highs for the relevant measures. See “Components of Executive Compensation for 2012 – MICP Awards”.

The following GAAP and non-GAAP financial measures were used to measure performance for our 2012 annual cash incentive awards granted under the MICP:

“Cash from Operating Activities” means cash provided by operating activities of continuing operations from the consolidated statement of cash flows, measured from September 30, 2011 to December 31, 2012.

“Adjusted EBIT” means operating income plus the sum of business consolidation and restructuring expense and other expenses (income) and eligible severance payments.

“Adjusted Diluted Earnings per Share” means the quotient of Adjusted EBIT minus interest expense minus income taxes, as adjusted, divided by the weighted average number of diluted shares of common stock outstanding.

Performance Share Awards

The PSAs awarded in 2010 used Return on Net Capital Employed, or “RONCE,” for the purpose of assessing our performance for the three-year performance period ending December 31, 2012. RONCE rewards both earnings and the efficient management of the assets of the company. RONCE for these PSAs was defined as the average return for 2010, 2011 and 2012 divided by the average capital employed as of December 31, 2009, 2010, 2011 and 2012, where:

•	“Return” generally means operating income, adjusted for other expense (income) and including equity in earnings from affiliated companies, and

•	“Capital employed” generally means stockholder equity plus net debt.

The 2010-2012 PSAs vested based on the greater of the award determined based on RONCE and the average of the relevant three year annual financial goals, subject in the latter case to adjustment based on RONCE performance. The annual goals were the same as those used under the MICP. See below under the heading “Performance Share Awards” for further detail on the terms of the PSAs.

In January 2013, the compensation committee certified that for the 2010-2012 performance cycle, we achieved RONCE of 19%, which exceeded the maximum performance level and resulted in the maximum award of 200%, as shown in the graph below. This demonstrates that our performance was strong in the long-term as well as in the short-term, as our investments generated a return that exceeded our cost of capital by a good margin.

We pay incentive compensation only after the committee has certified our performance results for the MICP and PSA payouts. In certifying the results, the committee first performs an independent review of our financial performance against goals.

The Process for Setting Compensation

The Compensation Committee

The compensation committee of the board of directors operates under a written charter approved by the board and reviewed by the committee annually. The charter provides that the committee is accountable for overseeing, reviewing, and approving our compensation and benefit plans and programs and for defining the goals of our compensation policy. The committee reviews and approves the compensation of the NEOs on an annual basis, including salary, cash incentives and equity grants. The committee’s approval of the compensation of our CEO is subject to ratification by our independent directors. The committee also reviews annually the benefit plans applicable to all of our employees, including the NEOs. In addition, the committee periodically reviews our retirement benefits for NEOs.

Compensation Consultant

The committee retains an independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy” or “the consultant”), to assist it in establishing and reviewing executive compensation. The consultant reports directly to the compensation committee and the committee has the sole authority to approve the consultant’s fees and the other terms of engagement. In accordance with NYSE listing standards, the committee assessed the independence of Semler Brossy and determined that it was independent and that its work for the committee has not raised any conflict of interest.

The committee instructs the consultant to provide advice to the committee with the objective of creating long-term value for stockholders through our compensation programs. In providing this advice, the committee asks the consultant to periodically inform the committee of compensation-related developments that may influence the committee’s decision-making processes, including changes to regulations. The consultant is expected to communicate regularly with management to understand the company’s business environment, talent needs, and compensation considerations (from the perspective of both the committee and management). In addition, prior to committee meetings, the consultant confers with the committee chair regarding the matters to be discussed at the meeting, and confers with management on management presentations to the committee. In the event the consultant disagrees with the appropriateness of a proposal of management, the consultant informs the committee and reviews the areas of disagreement. The consultant has not performed, and does not currently perform, work for management outside the scope of the engagement by the committee. If management requests additional work, the consultant must first obtain the approval of the chair of the committee.

With the recommendation and consent of the committee, our CEO confers with the consultant when developing compensation recommendations for the other NEOs. On behalf of the committee, senior management periodically confers with the consultant on our executive compensation programs and may request the consultant’s views regarding modifying or adopting new programs or preparing offers of employment to senior executives.

Compensation Risk Oversight

In December 2012, the committee conducted its annual risk assessment of our compensation policies and practices and evaluated whether our incentive compensation programs would encourage undue risk-taking. The committee considered risk-mitigation features, such as maximum award levels, the use of multiple financial measures, multi-year vesting and stock retention requirements, and a clawback policy. As a result of its review, the committee concluded that we have an incentive compensation program that balances pay and performance but does not drive excessive financial risk-taking. We believe that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.

Benchmarking

Each year the committee specifically reviews performance and authorizes the salaries, incentives, and equity grants for the NEOs. In making these determinations, the committee considers prevailing compensation practices of the comparator group as well as general industry survey data.

The Comparator Group

The comparator group is comprised of companies which have attributes that, when viewed as a whole, represent a reasonable comparison to us in a number of relevant respects. In particular, the following criteria are considered in selecting our comparator group:

•	Industry, such as aerospace, defense and specialty chemicals

•	Business complexity and international scope and operations

•	Market for investor capital

•	Company characteristics such as revenues, market capitalization and geographic location

•	Competition for executive and managerial talent

The comparator group is selected by the committee based on recommendations by our consultant with input from management. The companies included in the comparator group are reviewed annually, and periodically we conduct a detailed assessment of their continued relevance to the company. As part of the review in 2011, the consultant conducted a screening process to generate a list of potential comparators, which was reviewed by the committee. After review, the committee revised the comparator group to remove Alliant Techsystems, Inc., Goodrich Corporation, and Precision Castparts Corp on the basis that their revenues were significantly greater than the company’s revenues. The committee also removed Perkin Elmer, Inc. from the comparator group as it had sold its aerospace business, as well as Arch Chemicals Inc., which was acquired by a company that was not considered to be appropriate to include in the comparator group based on its size and business. The committee added Albemarle Corporation, Curtiss-Wright Corporation, Moog Inc. and Solutia Inc., each of which were more comparable in size with the company and provided a balance in the comparator group between suppliers to the aerospace and defense market and producers of specialty chemicals.

The comparator group companies considered by the committee in determining NEO compensation for 2012 were:

AAR Corp.	Curtiss-Wright Corporation	Moog Inc.
Albemarle Corporation	Cytec Industries Inc.	A. Schulman, Inc.
Barnes Group Inc.	Esterline Technologies Corporation	Solutia Inc.
BE Aerospace, Inc.	FMC Corporation	Teledyne Technologies Inc.
Cabot Corporation	H.B. Fuller Company
Crane Co.	Kaman Corporation

General Industry Survey Data

In addition to comparator group data, the committee also reviewed the Towers Watson General Industry Executive Database (“Towers Watson”), a large compensation survey of hundreds of companies in various industries, including aerospace, chemicals, automotive and defense. Neither the committee nor the company has any input into the scope of the companies included in the survey. Due to the broad scope of the survey, we size adjust the data based on our revenue for purpose of comparison. While we primarily use the comparator group data to benchmark, the committee uses the Towers Watson data as a secondary reference to ensure that the company’s compensation practices are similar to those in a broader industry index of companies.

Use of Company Performance in our Compensation Programs

We provide the opportunity for both cash and stock incentives based on achievement of individual and company performance measures. Annual cash awards are available under the MICP. PSAs are granted under our 2003 Incentive Stock Plan (“ISP”), our general plan that provides for the granting of various stock-based awards, on an annual basis. With input from management and the consultant and in consultation with the board, the committee selects performance measures and goals and determines the relationship between the achievement of performance and the size of the award payable at threshold, target and maximum performance levels. The selected measures and goals are intended to incent high levels of achievement consistent with our overall business objectives for the performance period.

Use of Individual Performance in our Compensation Programs

CEO

Each year we establish individual performance objectives for the CEO for the year, and we evaluate the CEO’s performance against the objectives for the preceding year. We base the CEO’s MICP award opportunity solely on company performance. However, we consider achievement of his individual objectives in deciding whether to exercise negative discretion to reduce his MICP award and in setting his target compensation for the subsequent year. At least twice annually the full board of directors reviews the CEO’s performance, and the lead director then discusses the board’s assessment with the CEO. This assessment includes a review of overall performance of the company, the degree to which strategic objectives were met, leadership accomplishments, and other factors deemed relevant to the CEO’s performance. The consultant assists the committee in evaluating competitive CEO compensation data and potential compensation actions that could be taken in light of this performance. Our compensation committee charter requires that all decisions regarding CEO compensation be ratified by our independent directors. The CEO has no role in setting his own compensation. See “NEOs—Direct Compensation and Performance” on page 32 for an explanation regarding the factors that the committee considered in determining the 2012 compensation for Mr. Berges.

Each year the board assesses the CEO’s performance and affirmatively considers whether to extend the term of his employment. In 2012, the board determined that the CEO’s employment agreement should be extended until at least its current expiration date in, July 2014. See “Employment Agreement with Mr. Berges” on page 43 for a description of Mr. Berges employment agreement.

Other NEOs

Each year, the CEO establishes individual performance objectives for the other NEOs and evaluates their performance against the objectives for the preceding year with additional input from the board. MICP award opportunities for the other NEOs are based solely on company performance, subject to the committee’s authority to exercise negative discretion to reduce an NEO’s MICP award. The committee receives the CEO’s assessment of each NEO’s overall performance, criticality to business strategy, career potential, and retention risk. For each NEO, the CEO makes recommendations regarding the MICP award and compensation for the next year. These recommendations are reviewed with the consultant, who advises the committee on the reasonableness of the recommendations relative to competitive norms. While the committee gives appropriate weight to competitive data and the CEO’s recommendations, the committee also exercises its judgment based on the committee’s assessment of the performance of the other NEOs. See “NEOs—Direct Compensation and Performance” on page 32 for an explanation regarding the factors that the committee considered in determining the 2012 compensation for each NEO.

Committee’s Use of Tally Sheets

As part of the committee’s review of the annual target compensation of the NEOs, the committee reviews “tally sheets” for each of the NEOs which reflect base salaries, annual bonuses and equity awards plus other forms of compensation such as deferred compensation, health insurance, and perquisites. With the assistance of the committee’s consultant, the committee also uses the tally sheets to provide assurance that our compensation programs are reasonable and in line with industry practices. In addition to the tally sheets, the committee reviews various termination scenarios for our NEOs.

Components of Executive Compensation for 2012

In establishing appropriate compensation opportunities for NEOs, the committee considers a variety of factors, such as, but not limited to, depth of experience, tenure in position, past performance, internal equity, retention risks, and market data. We benchmark total compensation as well as each component of total compensation against the comparator group. See “The Process for Setting Compensation—Benchmarking” on page 25 of this proxy statement. Pay for the current NEOs is targeted between the median and 75th percentile of the comparator group. This positioning reflects the experience of several of our NEOs as well as their sustained good performance. Actual total target compensation for each individual NEO falls within the targeted range after adjusting for company size.

Applying these factors, the committee determined that 2012 executive compensation would consist of four primary components—salary, short-term cash incentive, long-term equity incentives and a benefits package. The following chart shows each NEO’s salary, target cash incentive under the MICP, and target equity awards in 2012, in each case as a percentage of the NEO’s salary. For purposes of calculating the percentages in the chart, the value of each equity award is determined in the same manner used to determine the values appearing in the last column of the Grants of Plan-Based Awards table on page 42.

NEO	Salary	Target MICP Award as Percentage of Salary	Target Equity Awards as Percentage of Salary
David E. Berges	$975,000	100%	250%
Nick L. Stanage	$572,985	75%	170%
Wayne C. Pensky	$414,415	65%	165%
Ira J. Krakower	$370,687	65%	140%
Robert G. Hennemuth	$348,097	55%	130%

Salary

In accordance with the methodology described above, Mr. Berges’ salary was increased from $950,000 in 2011 to $975,000 in 2012, an increase of 2.63%. In January 2012, Mr. Berges presented the committee his recommendations regarding salary increases for our other NEOs. Based on Mr. Berges’ assessment of their performance and the other factors described in this section which the committee deemed relevant, salary increases for the other NEOs were approved as follows: Mr. Stanage, 5.0%; Mr. Pensky, 6.0%; Mr. Krakower, 3.0%; and Mr. Hennemuth, 3.0%.

MICP Awards

The MICP is a stockholder-approved plan that provides an annual cash incentive opportunity to select key employees including the NEOs. The cash incentive awards paid for 2012 appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Under the plan, competitively-based cash incentive target amounts, expressed as a percentage of salary, are established for participants at the beginning of each year by the committee.

In December 2011, the committee established 2012 performance measures for all participants in the MICP including our NEOs (there were 185 participants overall). The maximum award for each performance measure was 200% of the target award for that measure. The maximum consolidated award was 200% of the weighted average of the awards determined for each performance measure. Nothing is paid in respect of a performance measure if the threshold level for that measure is not attained. Cash incentive awards paid to NEOs for 2012 were determined exclusively based on the degree of attainment of these predetermined objective financial performance measures.

For 2012, performance was measured against three metrics: Adjusted EBIT, Cash from Operating Activities and Adjusted Diluted Earnings per Share, with each component given equal weight. This represented a change from our MICP approach in 2011 where we included Free Cash Flow rather than Cash from Operating Activities. We made this change because we recognized that, in 2012, we expected to continue our significant capital expenditure programs in connection with our anticipated long-term requirements under customer contracts. Capital expenditures have a significant impact on Free Cash Flow, but because our capital expenditures are closely tied with projected aircraft program build rates and often involve long lead times, actions taken during the annual performance period for the MICP have a limited effect on capital expenditures during that same period. Cash from operating activities measures achievements in cash management before the impact of capital expenditures, thereby aligning short-term incentives for plan participants more closely with measures over which they may exercise influence or control.

The MICP provides for the grant of “qualified awards,” which are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), and for the grant of “non-qualified” awards, which are not intended to qualify as “performance based compensation” under Section 162(m). See below under the heading “The Impact of Tax Regulations on our Executive Compensation—Deductibility of Compensation—Section 162(m)” for details on the impact of Section 162(m). At the end of the performance period, the committee has discretion to adjust a qualified award downward, but not upward, from the objectively determined level of attainment of the performance measure. Non-qualified awards can be adjusted upward or downward. In 2012, the committee did not exercise negative discretion in making MCIP awards. The NEOs received only qualified awards in 2012.

After review, the committee did not increase the target MICP award (expressed as percentage of salary) of any NEO from 2011 to 2012.

Equity Awards

Equity incentives foster the long-term perspective necessary for continued success in our business. They also align the interests of our NEOs with stockholder value and are an important element of our goal to be competitive with peer companies. We make annual awards of equity incentives to NEOs pursuant to the ISP. On occasion we make unique individual awards to NEOs when special recognition is warranted, although no special awards were granted in 2012. Under our equity award policy:

•	Equity awards may only be authorized by the board, the compensation committee, or by an equity grant committee specifically authorized by the board or the compensation committee

•	The compensation committee has the discretion to authorize grants outside the policy when circumstances warrant

•	The per share exercise price of a stock option shall not be less than the closing price of a share of our common stock on the NYSE on the date of grant

•

We choose to value equity grants and to set the exercise price of an NQO on the third trading day after we next release earnings following a grant authorization to allow the public market an opportunity to digest our most recent financial results and establish the fair market value of a share of our common stock on the date of grant.

In 2012, we used three forms of equity incentives granted to the NEOs under the ISP: NQOs, RSUs and PSAs. At its meeting in January 2012, the committee approved the dollar value of each NEO’s aggregate equity award for 2012 as a percentage of the NEO’s salary for 2012, and approved the forms in which the awards would be granted: 50% of total grant date award value in NQOs, and 25% of total grant date award value in each of RSUs and PSAs. The committee reviewed a variety of factors to determine if our long-term incentive percentages for our NEOs were competitive with those of our peers and appropriate in light of our compensation philosophies. The mix of types of awards was intended to provide our most senior executives with performance based incentives for delivering results in a challenging business environment.

Valuation

On January 30, 2012 (the grant date for such awards as determined in accordance with our equity award policy), the dollar values were converted into a number of NQOs, RSUs and PSAs based on the valuation methodology used by us to determine accounting expense for the fair value of the awards under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The RSUs and PSAs were valued, for each share they represented, at the closing price of our common stock on the NYSE on January 30, 2012 ($25.03). The value of PSAs was not discounted to reflect the degree of difficulty of attaining the applicable performance goals. The NQOs awarded to NEOs were valued at $10.46 for each share based on a Black-Scholes value determined as 41.8% of the closing price of a share.

Stock Options

NQOs have an exercise price equal to the closing price of our common stock on the NYSE on the grant date, typically have a term of ten years and vest ratably over three years. Because financial gain from NQOs is only possible if the price of our common stock increases during the term of the NQO, we believe grants encourage NEOs and other employees to focus on behaviors and initiatives that should lead to a longer-term increase in the price of our common stock, which aligns the interests of our NEOs and employees with those of our stockholders.

Restricted Stock Units

RSUs represent units that generally vest and convert into shares of our common stock on a one-to-one basis ratably over three years. Because RSUs are valued at the closing price of common stock on the date of grant, a grant of equity award value in the form of RSUs results in the issuance of fewer shares and less dilution than would result from providing the same value in the form of NQOs. RSUs are also an important vehicle to assist newly hired or promoted NEOs to achieve their ownership guidelines.

Performance Share Awards

PSAs provide an opportunity to receive a number of shares of our common stock based upon achievement of a measure of our performance over a multi-year period. There is a threshold, target and maximum number of shares that can be earned over the performance period. The maximum number of shares that can be earned is 200% of target. PSA grants encourage NEOs and other employees to focus on improved long-term financial performance and increases in the price of our common stock.

For performance periods prior to 2011, we used RONCE to assess our performance. Starting with the PSAs awarded in 2011, we began using Return on Invested Capital, or “ROIC,” to measure our long-term success. The use of RONCE and ROIC aligns management incentives with our multi-year strategic business plan, including achieving a return greater than our cost of capital, incentivizing the efficient utilization of our net assets and motivating employees to adopt strategies to improve the return that we earn on our capital employed, but ROIC measures such performance on an after-tax basis, which is more consistent with the way investors evaluate our performance.

2012-2014 PSAs

For the 2012-2014 PSAs, the number of shares awarded at the end of the three-year period is the greater of (i) the shares earned based on achievement of three-year ROIC or (ii) the sum of the shares earned based on achievement of separate performance measures for each of the three years in the performance period. We structured our PSA awards in this way in response to the very volatile financial and business environment that made three-year projections quite challenging beginning in 2009, and to ensure that the incentive provided by the PSA awards would adjust to reflect the annual assessments of appropriate performance targets. However, if the threshold performance level for three-year ROIC is not met, then the amount of any shares earned based on yearly achievement will be reduced by 40% and if the threshold performance level is met but the target performance level for three-year ROIC is not achieved, then the amount of any shares so earned will be reduced by 25%. The yearly performance measures, and the threshold, target and maximum levels of payout, as well as all other terms for determining the annual earned share amounts for each year under the PSA program, are the same as those adopted under the MICP for the corresponding years during the performance period.

ROIC is defined as the average return for 2012, 2013 and 2014 divided by the average invested capital as of December 31, 2011, 2012, 2013 and 2014, where:

•	“Return” generally means operating income, adjusted for other operating expense (income), taxes and including equity in earnings from affiliated companies, and

•	“Invested capital” generally means stockholder equity plus total debt.

The following chart indicates the awards payable for 2012-2014, as a percentage of target awards, at various levels of attained ROIC:

2012-2014 PSA

Payout Schedule

As described on page 23 of this proxy statement, the payout under our MICP for 2012 was 123.4% of the target MICP award; therefore, the number of shares that have been provisionally earned so far for each participant under the 2012-2014 PSA program—based on our performance in the year 2012—is equal to 41.1% of the three-year target amount of shares. This result is obtained by taking one-third of the three-year target award under the PSA program and multiplying it by 123.4%. However, the final 2012-2014 PSA award will not be determined until the end of the performance period and is subject to the potential reductions of 25% or 40% as described above. In no event can the award of PSA shares exceed 200% of target award.

ROIC target levels were established by the committee in late 2011 based on the business plan for 2012-2014 The target levels chosen were challenging, yet attainable, giving consideration to:

•	Our planned capital investments in new manufacturing plants and capacity during the period

•	Our objective of achieving an adequate return on capital

•	Our objective of tightly controlling working capital, including better management of inventory levels

NEOs—Direct Compensation and Performance

The committee considered the following factors, among others, in determining the 2012 compensation of each of our NEOs:

David E. Berges, Chairman and Chief Executive Officer

Mr. Berges’ leadership in formulating a sustainable, long-term business strategy and managing its successful implementation. In 2012 he made important contributions to expanding our global shareholder base, extending long-term contracts with major customers, building customer relationships and promoting new research and technology initiatives. In addition he advanced our management development programs with particular emphasis on our new Early Career Program, Hexcel Academy, and succession planning.

Nick L. Stanage, President and Chief Operating Officer

Mr. Stanage’s significant role in leading our continued growth in revenues through new product introductions and technological advancements, and the associated capital expansions and human capital acquisitions required to support the growth, as well as his role in advancing the continued refinement of the company’s integrated sales, inventory and operations processes. Mr. Stanage played an important role in helping us to reach long-term agreements with key customer and suppliers. In addition, Mr. Stanage oversaw the development of the company’s strategic planning and business development processes and more robust market assessments for both aerospace and industrial applications.

Wayne C. Pensky, Senior Vice President and Chief Financial Officer

Mr. Pensky’s successful implementation of borrowing (including refinancing the company’s credit facilities), cash management and tax strategies that resulted in substantially decreased interest expense and provided significant tax savings and benefits, his leadership of our financial reporting efforts as the company met or accelerated its internal and external reporting deadlines without experiencing any significant deficiencies with respect to internal controls, and Mr. Pensky’s management of the finance function to change with the organization and manage costs and operating performance to help achieve record profitability.

Ira J. Krakower, Senior Vice President, General Counsel, and Secretary

Mr. Krakower’s effective management of the legal, environmental and export functions that report into his position, the negotiation of agreements for protection of the company’s intellectual property and customer contracts, establishment of litigation strategies, guidance to the board and management on matters of governance, as well as overseeing the adoption and implementation of the company’s compliance policies pertaining to ethical conduct of business.

Robert G. Hennemuth, Senior Vice President of Human Resources

Mr. Hennemuth’s leadership of the company’s succession planning activities, including development and delivery of new career development programs for key executives coupled with the recruitment and on boarding of new executives, continued strengthening and refinement of recruitment processes globally, and improvement of the compensation and incentive structures and programs to better link pay with performance at all levels of the company.

Benefits and Retirement Plans

Our employees are offered participation in a variety of retirement, health and welfare, and paid time-off benefit plans which promote employee well-being and retention. Our NEOs may participate in these plans to the same extent as our other employees. These plans may be subject to tax and regulatory restrictions that may limit benefits payable under the plan or impose adverse consequences if benefits are paid based on compensation above certain levels.

Qualified 401(k) Plan

Our qualified 401(k) Plan allows substantially all US employees to contribute up to 75% percent of their cash compensation. The plan further provides:

•	that employee contributions and earnings thereon are 100% vested at all times

•	for a 50% company match on employee contributions, up a maximum of 6% of total cash compensation

•	for a discretionary profit sharing contribution into the plan annually as determined by the compensation committee

•

for a fixed contribution of an additional 2% of each employee’s cash compensation each year, or 4% for employees who were 45 years of age on or before December 31, 2000 and employed by us as of such date

•	for all matching, discretionary and fixed contributions and earnings to vest at the rate of 20% for each year of service with us—meaning that all contributions are fully vested after five years

One of the investment options in the 401(k) plan is a Hexcel stock fund. Senior executives, including all the NEOs, are not permitted to invest in this fund. Other employees may only invest company contributions, and not their own contributions and earnings, in the Hexcel stock fund.

Amounts contributed by the company to the 401(k) Plan on behalf of the NEOs are included in “All Other Compensation” in the Summary Compensation Table on page 40.

Nonqualified Deferred Compensation Plan

Our NEOs are eligible to participate in the nonqualified deferred compensation plan (“NDCP”). The NDCP is an unfunded plan that permits a select number of highly compensated employees to defer a percentage of their pay and receive Hexcel matching and profit sharing contributions above the IRS limits permitted under our qualified 401(k) plan. Terms of the plan are as follows:

•	participants can defer any amount of their cash compensation (salary and cash incentive award) on a pre-tax basis

•

all of our matching contributions are made on the same 50% basis as described above with respect to the qualified 401(k) plan, but only with respect to the participant’s deferrals under the NDCP up to 6% of their compensation in excess of the compensation taken into account for purposes of determining contributions to the qualified 401(k) plan

•

all of our other contributions—discretionary profit-sharing, and fixed weekly contributions—are made on the same basis as described above with respect to the qualified 401(k) plan, but only with respect to the amount of the participant’s compensation in excess of the amount used for purposes of determining contributions to the qualified 401(k) plan

•	employee and company contributions are 100% vested at all times

•	the investment options generally mirror those available in our qualified 401(k) plan, except that the Hexcel stock fund is not an option

•	distributions are in a lump sum or in a series of monthly, quarterly or annual installments after termination of service, as elected by the employee

•	in-service distributions are generally prohibited except in the case of an unforeseeable emergency

•	loans from the NDCP are prohibited.

See “Nonqualified Deferred Compensation in Fiscal Year 2012” on page 49 for details on our NEO’s participation in the NDCP.

Supplemental Benefits

•	We have entered into the following supplemental retirement agreements with our NEOs, which are described on page 46 under “Pension Benefits in Fiscal Year 2012”:

•	supplemental executive retirement agreements (“SERPs”) with Messrs. Berges, Stanage and Krakower

•	executive deferred compensation arrangements (“EDCAs”) with Messrs. Pensky and Hennemuth

The committee periodically reviews these supplemental retirement benefits and would specifically review the competitive aspect of this type of benefit upon a future NEO hire.

•

For Mr. Berges we provide a death benefit while he is employed by us equal to two times the sum of (i) his salary on the date of death and (ii) the average of the MICP awards in the two years prior to death, up to a maximum of $1,500,000. For Messrs. Stanage, Pensky, Krakower and Hennemuth, we provide a death benefit for each of them so long as they continue to be employed by us equal to two times the sum of (i) salary on the date of death and (ii) the average of the MICP awards paid in the three years prior to death, up to a maximum of $1,500,000 for Mr. Stanage.

Perquisites

Neither Mr. Berges nor Mr. Stanage participates in our annual perquisites program. For each of Messrs. Pensky, Krakower and Hennemuth, our perquisites program provides for an annual car allowance of $12,000, and an additional annual allowance of $10,600 (for Messrs. Pensky and Krakower), and $5,600 (for Mr. Hennemuth). These amounts have not increased since 2000. The additional allowance may be used for:

•	reimbursement of club membership dues

•	expenses incurred for financial counseling and tax preparation

•	premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executives

We believe that the perquisites we offer to our NEOs are reasonable in amount and are market competitive. The committee reviews our perquisites program annually. As part of the annual review in 2012, the committee determined that beginning in 2012 our NEOs are no longer permitted to use any part of the additional annual allowance as a reimbursement for taxes due on the income recognized by the NEOs as a result of receiving these perquisites.

Severance and Change in Control Arrangements

We provide certain payments, benefits or enhancements to our NEOs as a result of certain terminations of employment or upon a change in control. These benefits are designed to enhance our ability to attract and retain executives as we compete for talented individuals in a competitive marketplace. The principal benefits are the following, which are more fully described on pages 50 to 55.

Severance Benefits Upon Termination of Employment

We provide payments and enhancements upon termination of employment of the NEO by us without cause or by the NEO for good reason. We believe the level of benefits is both reasonable and competitive.

Single-Trigger Equity Vesting

We utilize “single-trigger” vesting for equity awards—which means the equity awards vest upon a change in control. In adopting this approach, the compensation committee considered the following:

•

a single trigger on equity vesting can be an especially powerful retention device for senior executives during change in control discussions, as equity represents a significant portion of total compensation

•

the desire to provide NEOs with the same opportunity as stockholders have to realize value at the time of a change in control, consistent with the intended alignment of NEO’s interests to those of stockholders

•	the fact that the company may no longer exist after a change in control, or performance measures may become misaligned with strategies formulated by new management or a new board

Modified Gross-Up

We provide the NEOs with a modified gross-up for excise taxes incurred on “excess parachute payments,” because we believe that it serves to support the general principle of preserving the benefits intended to be delivered to the NEO and removing personal interests from decisions that enhance stockholder value. The effects of Section 280G and Section 4999 of the Code are unpredictable and can have widely divergent and unexpected effects based on an NEO’s personal compensation history. As indicated in the table on page 55, if a change in control and termination of employment occurred on December 31, 2012, Mr. Stanage is the only NEO who would have received a gross-up payment. Mr. Stanage’s 280G benefit expires for any change in control occurring after November 9, 2014.

Generally, under the modified gross-up provided by the company, an NEO will be entitled to receive a gross-up payment for any excise tax incurred under Section 280G and Section 4999, but only if the total “parachute payments” exceed such NEO’s safe harbor amount (the amount to which the NEO’s change in control payments would need to be reduced in order to avoid the imposition of the excise tax) by 10% or more. We have agreed to reimburse the NEOs for the excise tax as well as any income tax and excise tax payable by the NEO as a result of any reimbursements for the excise tax. If the NEO’s total “parachute payments” are less than 10% over the safe harbor amount, such NEO’s change in control payments will be reduced by an amount necessary to avoid the imposition of the excise tax.

The committee periodically reviews these benefits and would specifically review the competitive aspect of any of these types of benefits upon a future NEO hire. See pages  50-53 for a description of post-termination obligations imposed on our NEOs.

Stock Ownership Guidelines

We believe that when executives own a meaningful amount of equity, it creates better alignment with stockholder interests, so we require all of our NEOs and directors to meet specified ownership guidelines for our common stock. Under the company’s stock ownership guidelines:

•	the executive or director is required to reach the target dollar value through ownership of shares of unrestricted common stock and to retain those shares until termination of service;

•	unvested awards do not count as shares owned, only shares received upon conversion or exercise of awards count as shares owned

•	the target dollar value is as follows:

CEO	5x Salary
NEOs other than CEO	2x Salary
Directors	3x Annual Cash Retainer Fee

•	until the target dollar value has been reached, an executive must retain 50%, and a director must retain 100%, of all “net” shares received under any company equity compensation program

•

“net” shares means all shares remaining after the sale by the executive or director, or the withholding by us of shares to pay the exercise price (in the case of options), and any taxes due in respect of the shares received

•	testing for compliance is done on the last day of each fiscal quarter

•

once the executive or director holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

The guidelines provide that shares held by a parent, child, or grandchild of the executive or director, or by a trust or other entity established for any such family members, will count toward reaching the guideline dollar value so long as the executive or director retains the power to dispose of the shares. The compensation committee believes that the purpose of aligning the interests of directors and executives with those of stockholders through stock ownership is still served when shares are held by immediate family members or trusts or other entities for their benefit. This also removes a disincentive to transfer shares to family trusts in order to facilitate estate planning.

Under these guidelines, all of our directors and NEOs are in compliance with the policy. We monitor compliance with the guidelines by all NEOs and directors on a quarterly basis.

Employees and directors are not permitted to “sell short” Hexcel stock or to otherwise hedge their economic exposure to the Hexcel stock they own. None of our directors or NEOs has pledged any of Hexcel’s stock as security.

Potential Impact on Compensation from Executive Misconduct

If the board or an appropriate committee of the board has determined that an officer has engaged in fraudulent or intentional misconduct, we are authorized to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the individual who engaged in the misconduct. Discipline would vary depending on the facts and circumstances, and may include:

•	termination of employment

•	initiating an action for breach of fiduciary duty

•

if the misconduct resulted in inaccurate reporting of our financial results, seeking cancellation of that number of outstanding equity awards, and recoupment (net of tax) of that portion of any performance-based or incentive compensation paid or delivered, or of any gains realized from the sale of stock from equity awards, which is greater than would have been awarded, paid or delivered to, or realized by, the officer, if calculated based on the accurate reporting of financial results. The officer will be subject to such cancellation and recoupment within the eighteen month period following the date on which the payment or award based on the inaccurate calculation has been made or delivered, including any portion of such period occurring after the executive’s employment has terminated for any reason.

These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities.

In addition to the remedies above, our equity grants to NEOs also include a clawback provision in the event the NEO violates certain obligations to the company, including confidentiality, non-competition and non-solicitation of employees.

The Impact of Tax Regulations on our Executive Compensation

Deductibility of Compensation—Section 162(m)

Under Section 162(m) of the Code there is a $1.0 million annual limit on the deductibility of compensation paid to certain NEOs, subject to limited exceptions. One exception applies to compensation that meets all of the requirements of “qualified performance-based compensation” under Section 162(m) and the applicable regulations thereunder and compensation that meets all of these requirements will be fully deductible to the company. We consider deductibility as one factor along with others that are relevant in setting compensation. NQOs and PSAs issued under the ISP are intended to qualify for deductibility as performance-based compensation. As noted on page 30, we also grant RSUs without any performance requirement as one of the mechanisms we employ to foster retention of key employees; these RSUs do not meet the requirements of qualified performance-based compensation under Section 162(m). The MICP provides for the grant of both awards that are intended to qualify as performance-based compensation and awards that are not intended to qualify as performance-based compensation. We generally structure annual awards under the MIPC with the intent that they qualify as performance-based compensation under Section 162(m) so that such awards are fully deductible to the company.

We were able to deduct all expense associated with the compensation paid to our NEOs in 2012 except for $1,391,069 associated with compensation to Mr. Berges and $531,996 associated with compensation to Mr. Stanage. For Mr. Berges, the nonperformance-based compensation consisted of salary and the taxable value of shares received from prior grants of RSUs that converted into shares in 2012. For Mr. Stanage, the nonperformance-based compensation consisted of salary and the taxable value of shares received from a prior grant of RSUs that converted into shares in 2012.

Deferred Compensation Rules—Section 409A

Section 409A limits the timing of deferral elections, the range of permissible payment events, and the ability to accelerate payments under nonqualified deferred compensation plans, and imposes certain additional taxes and penalties on participants if the plan fails to comply. It is our intention that our deferred compensation plans and arrangements comply with Section 409A.

Compensation Committee Interlocks and Insider Participation

The following directors were members of the compensation committee during 2012: Joel S. Beckman, Sandra L. Derickson, Thomas A. Gendron and David L. Pugh. Lynn Brubaker was also a member of the committee from January 1, 2012 to May 3, 2012. None of these directors has been an employee or executive officer of Hexcel at any time. In addition, during 2012, no Hexcel executive officer served on the board of directors or compensation committee of a company that had an executive officer that served on our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. This report is provided by the following independent directors who comprise the committee:

David L. Pugh (Chair)

Joel S. Beckman

Sandra L. Derickson

Thomas A. Gendron

EQUITY COMPENSATION PLAN INFORMATION

The following information is provided as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,982,262(2)	$15.67(3)	1,170,023(4)
Equity compensation plans not approved by security holders	0	N/A	0

Total	4,982,262	$15.67(3)	1,170,023(4)

(1)	All numbers in these columns refer to shares of Hexcel common stock.

(2)	Includes 3,309,873 shares issuable upon the exercise of NQOs, 789,826 shares issuable upon the vesting and conversion of RSUs, and 980,847 shares issuable as a result of outstanding PSAs. With respect to PSAs for the 2010-2012 performance period, reflects 452,826 shares to be issued, based on the level of attainment of RONCE (the applicable performance measure) during the 2010-2012 period. With respect to the 2011-2013 and 2012-2014 periods, assumes that we will attain the maximum level of RONCE and ROIC, respectively, under the PSAs for each performance period, which would result in the PSAs converting into the maximum number of RSUs in early 2014 and 2015, respectively.

(3)	Excludes the RSUs and PSAs referred to in note 2 above because they have no exercise price.

(4)	Includes (i) 1,160,993 shares of common stock available for future issuance under the ISP, which shares of common stock could be issued in connection with awards other than options, warrants or rights, (ii) 9,030 shares of common stock subject to options as of December 31, 2012 under, and purchased in January 2013 pursuant to, the terms of the Hexcel Corporation 2009 Employee Stock Purchase Plan or that could after December 31, 2012 become subject to options under, and therefore be purchased under, the terms of the Hexcel Corporation 2009 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David E. Berges;	2012	975,000	1,218,761	1,218,747	1,203,150	2,648,591	181,669	7,445,918
Chairman and CEO	2011	950,000	1,187,495	1,187,525	1,686,250	3,423,576	171,555	8,606,400
	2010	923,113	1,153,896	1,153,891	1,846,226	3,485,791	110,506	8,673,423
Nick L. Stanage;	2012	572,985	487,034	487,039	530,298	551,880	95,617	2,724,852
President(8)	2011	545,700	436,547	436,570	726,463	382,643	81,543	2,609,466
	2010	535,000	401,251	401,251	802,500	320,100	399,005	2,859,107
Wayne C. Pensky;	2012	414,415	341,910	341,896	332,402	426,367	92,575	1,949,565
SVP and CFO	2011	390,958	322,541	322,547	451,068	277,813	112,430	1,877,357
	2010	375,921	300,731	300,738	488,697	256,245	73,248	1,795,580
Ira J. Krakower;	2012	370,687	259,461	259,481	297,328	366,927	89,654	1,643,538
SVP; General Counsel;	2011	359,890	251,939	251,930	415,223	873,618	115,507	2,268,107
and Secretary	2010	349,408	244,596	244,585	454,230	719,958	54,068	2,066,845
Robert G. Hennemuth	2012	348,097	226,271	226,260	236,253	276,814	62,123	1,375,819
SVP—Human Resources	2011	337,958	219,681	219,677	329,931	187,640	69,167	1,364,054
	2010	326,845	212,441	212,449	359,350	169,526	36,544	1,317,155

(1)	Reflects the aggregate grant date fair value of RSUs and PSAs granted to the NEO during such year, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the NEO. The amount included for each PSA reflects the estimate of aggregate compensation cost to be recognized over the life of the PSA determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures and assuming that the PSA will pay out at target. The value for each PSA at the grant date assuming that the target level of performance will be achieved and alternatively, that the highest level of performance will be achieved, is as follows:

	2012		2011		2010
	Amount included in Stock Awards above (target)	Maximum amount	Amount included in Stock Awards above (target)	Maximum amount	Amount included in Stock Awards above (target)	Maximum amount
David E. Berges	609,380	1,218,761	593,747	1,187,495	576,948	1,153,896
Nick L. Stanage	243,517	487,034	218,274	436,547	200,626	401,251
Wayne C. Pensky	170,955	341,910	161,271	322,541	150,366	300,731
Ira J. Krakower	129,730	259,461	125,969	251,939	122,298	244,596
Robert G. Hennemuth	113,136	226,271	109,841	219,681	106,221	212,441

(2)	For additional information regarding the assumptions made in calculating these amounts, see Note 11, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, and Note 11, “Stock-Based Compensation,” to the consolidated financial statements, and the discussion under the heading “Critical Accounting Policies—Share-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(3)	Reflects the aggregate grant date fair value of all NQOs granted to the NEO during such year, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that will be realized by the NEO.

(4)	Reflects amounts earned under the MICP with respect to 2012, 2011 and 2010. Such amounts were paid in 2013, 2012 and 2011, respectively.

(5)	For each year, represents the difference between the actuarial present value of the executive’s accumulated benefit under his SERP or EDCA, as applicable, as of December 31 of the current year and December 31 of the prior year. Messrs. Berges, Stanage and Krakower each have a SERP, and Messrs. Pensky and Hennemuth each have an EDCA. The amounts in this column were calculated assuming retirement at age 65, which is the normal retirement age under the relevant pension plans and arrangements (except in the case of Mr. Krakower who is over age 65, therefore we used his current age). The interest rate and mortality assumptions used are consistent with those used in the preparation of our financial statements. See Note 8, “Retirement and Other Postretirement Benefit Plans” to the consolidated financial statements, and the discussion under the heading “Retirement and Other Postretirement Benefit Plans” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2012, for a description of these interest rate and mortality assumptions.

The increase in pension value during 2012 resulted from a decrease in the ASC 715 interest rate (formerly referred to as FAS 87) used to calculate a lump sum payment. In addition, because SERP benefits are based on a final average pay formula that is based on the highest paid 36 of the last 60 months, a higher than average 2012 cash incentive award contributed to the increase in the SERP benefits for Messrs. Berges and Krakower.

(6)	The amounts in the “All Other Compensation Column” for 2012 include the following:

Name	Hexcel Contributions to 401(K) Retirement Savings Plan	Hexcel Contributions to Nonqualified Deferred Compensation Plan	Cash in Lieu of 401(K) Contributions on Earnings Exceeding ERISA Limits	Premiums for Life Insurance	Premiums for Long-Term Disability Insurance	Perquisites Allowance(a)	Other
David E. Berges	$22,790	—	$155,345	$2,970	$564	—	—
Nick L. Stanage	$22,790	—	$70,2831	$1,980	$564	—	—
Wayne C. Pensky	$27,790	$62,241	—	$1,980	$564	$22,600	—
Ira J. Krakower	$27,790	—	$42,344	$18,957(b)	$564	$22,600	—
Robert G. Hennemuth	$22,790	$36,789	—	$1,980	$564	$17,600	—

(a)	The perquisites allowance consists of a car allowance of $12,000 and an additional amount of $10,600 (in the case of Messrs. Pensky and Krakower) and $5,600 (in the case of Mr. Hennemuth). The additional amount may be used for reimbursement of club membership dues, expenses incurred for financial counseling and tax planning and preparation, premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executives and, to the extent of any remaining balance, to reimburse the NEO for taxes due on the reimbursements (“tax gross-up”). The additional amount was used by the NEOs for the following benefits: Mr. Pensky—supplemental life insurance; Mr. Krakower—tax planning, tax preparation and financial planning; and Mr. Hennemuth—supplemental life insurance. While the compensation committee always has the discretion to authorize additional perquisites for an NEO, our perquisites allowance has remained unchanged since 2000, except that all perquisites were eliminated for Mr. Berges in 2006 and were not offered to Mr. Stanage when he was hired.

(b)	This amount includes $8,304 which represented the tax gross up on amounts paid to Mr. Krakower for the purchase of life insurance to offset a portion of the company’s obligation to provide an in-service death benefit to Mr. Krakower pursuant to his executive severance agreement.

Grants of Plan-Based Awards in 2012

Name	Grant Date	Date Board or Compensation Committee took Action to Grant Such Award(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David E. Berges	—	—	487,500	975,000	1,950,000	—	—	—	—	—	—	—
	01/30/2012	01/25/2012	—	—	—	12,173	24,346	48,692	—	—	—	609,380
	01/30/2012	01/25/2012	—	—	—	—	—	—	24,346	—	—	609,380
	01/30/2012	01/25/2012	—	—	—	—	—	—	—	116,515	25.03	1,218,747
Nick L. Stanage	—	—	214,869	429,739	859,478	—	—	—	—	—	—	—
	01/30/2012	01/25/2012	—	—	—	4,865	9,729	19,458	—	—	—	243,517
	01/30/2012	01/25/2012	—	—	—	—	—	—	9,729	—	—	243,517
	01/30/2012	01/25/2012	—	—	—	—	—	—	—	46,562	25.03	487,039
Wayne C. Pensky	—	—	134,685	269,370	538,740	—	—	—	—	—	—	—
	01/30/2012	01/25/2012	—	—	—	3,415	6,830	13,660	—	—	—	170,955
	01/30/2012	01/25/2012	—	—	—	—	—	—	6,830	—	—	170,955
	01/30/2012	01/25/2012	—	—	—	—	—	—	—	32,686	25.03	341,896
Ira J. Krakower	—	—	120,473	240,947	481,893	—	—	—	—	—	—	—
	01/30/2012	01/25/2012	—	—	—	2,592	5,183	10,366	—	—	—	129,730
	01/30/2012	01/25/2012	—	—	—	—	—	—	5,183	—	—	129,730
	01/30/2012	01/25/2012	—	—	—	—	—	—	—	24,807	25.03	259,481
Robert G. Hennemuth	—	—	95,727	191,453	382,907	—	—	—	—	—	—	—
	01/30/2012	01/25/2012	—	—	—	2,260	4,520	9,040	—	—	—	113,136
	01/30/2012	01/25/2012	—	—	—	—	—	—	4,250	—	—	113,136
	01/30/2012	01/25/2012	—	—	—	—	—	—	—	21,631	25.03	226,260

(1)	The amounts shown reflect the range of potential awards for 2012 under the MICP. The actual awards paid for 2012 are shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. If the threshold performance for any measure under the MICP is not attained, no portion of the MICP award attributable to that measure is paid.

(2)	Reflects PSAs granted under the ISP, which will convert into shares of Hexcel common stock after a three-year performance period if we achieve the required performance. The terms of the PSAs are described in more detail on pages 30-31.

(3)	For our regular annual equity awards, the committee approved a dollar value (as a percentage of salary) and the algorithm under which the awards would be converted into shares at its meeting on January 25, 2012. In accordance with our equity grant policy, the grant date for the 2012 annual equity awards was January 30, 2012, the third trading day following the release of 2012 fourth-quarter and year-end earnings.

(4)	Reflects RSUs granted under the ISP, which will vest and convert into shares at the rate of one-third on each of the first three anniversaries of the grant date. The terms of the RSUs are described in more detail on page 30.

(5)	Reflects NQOs granted under the ISP, which will vest and become exercisable at the rate of one-third on each of the first three anniversaries of the grant date. The terms of the NQOs are described in more detail on page 30.

(6)	Reflects the full grant date fair value of PSAs, RSUs and NQOs as computed in accordance with the provisions of FASB ASC Topic 718 granted to the NEOs in 2012. Generally, the full grant date fair value is the amount that we will expense in our financial statements over the award’s vesting schedule. For RSUs, fair value is calculated using the closing price of our common stock on the grant date. For PSAs, fair value is calculated using the target number of shares of common stock subject to the PSA award and the closing price of our common stock on the grant date. For NQOs, fair value is calculated using the applicable Black-Scholes value on the grant date. For additional information on the valuation assumptions, see Note 11, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. These amounts reflect the company’s accounting expense, and do not necessarily correspond to the actual value that will be realized by the NEOs.

Employment Agreement with Mr. Berges

Mr. Berges’ employment agreement, as amended and restated as of December 31, 2008, provides for Mr. Berges to be our Chairman and Chief Executive Officer. The agreement will automatically be extended for successive one-year terms unless either Mr. Berges or the company gives at least one year’s prior notice to the other that the agreement shall not be extended. The agreement is currently in force until July 30, 2014 and would be extended to July 30, 2015 unless either Mr. Berges or the company gives notice not to extend by July 31, 2013. Mr. Berges may terminate the agreement at any time for good reason or upon 30 days’ notice to us. The agreement provides that Mr. Berges is entitled to:

•	an annual base salary of not less than his current salary, subject to annual review by the compensation committee;

•	a target annual cash incentive award opportunity of not less than 100% of annual base salary, and a maximum annual cash incentive award opportunity of not less than 200% of annual base salary; and

•	participation in all other employee benefit plans generally available to senior executives (except that Mr. Berges permanently agreed to forgo his perquisite allowance)

Mr. Berges’ employment agreement also provides that we will make payments to Mr. Berges upon his termination of employment with us under various circumstances, and imposes certain obligations on Mr. Berges following termination. These provisions are described on page 50.

Employment and Severance Agreement with Mr. Stanage

We entered into an employment and severance agreement with Mr. Stanage when he began his employment with us on November 9, 2009. The initial term of the agreement is three years. The agreement is automatically extended for additional one-year periods unless the company gives at least one year’s prior notice to Mr. Stanage that we are not extending the term of the agreement. The agreement provides for

•	an annual base salary not less than his then-current salary

•	an annual cash target incentive award of 75% of salary

•

an annual equity award valued within a range of 140% to 210% of base salary, as determined by the compensation committee. All annual equity awards will be valued and granted in such form as determined by the compensation committee for all executives

•	participation in all of our employee benefit plans and arrangements applicable to senior level executives, except our executive perquisites program

Mr. Stanage’s employment and severance agreement also provides that we will make payments to Mr. Stanage upon his termination of employment with us under various circumstances, and imposes certain obligations on Mr. Stanage following termination. These provisions are described on page 51.

Description of Plan-Based Awards

All NQOs, RSUs and PSAs granted to the NEOs in fiscal year 2012 were granted under the ISP and are governed by the terms and conditions of the ISP and the applicable award agreements. See pages 30-31 of this proxy statement for a detailed discussion of NQOs, RSUs and PSAs.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2012:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David E. Berges						168,663	4,547,154	41,325	1,114,121
		116,515		25.03	01/30/2022
	51,744	103,488		19.02	01/31/2021
	147,955	73,977		10.90	02/01/2020
	282,802			7.83	01/26/2019
	74,599			21.11	01/28/2018
	121,505			18.17	01/29/2017
	85,058			22.00	02/07/2016
	121,082			14.51	01/06/2015
Nick L. Stanage						60,326	1,626,389	15,512	418,211
		46,562		25.03	01/30/2022
	19,023	38,045		19.02	01/31/2021
	51,450	25,724		10.90	02/01/2020
Wayne C. Pensky						44,670	1,204,303	11,314	305,021
		32,686		25.03	01/30/2022
	14,055	28,108		19.02	01/31/2021
	38,562	19,280		10.90	02/01/2020
	72,261			7.83	01/26/2019
	19,950			21.11	01/28/2018
	8,542			18.17	01/29/2017
	5,432			22.00	02/07/2016
	8,252			14.51	01/06/2015
	15,937			7.38	01/06/2014
Ira J. Krakower						35,778	964,575	8,775	236,569
		24,807		25.03	01/30/2022
	10,978	21,954		19.02	01/31/2021
	31,362	15,680		10.90	02/01/2020
	58,539			7.83	01/26/2019
	15,433			21.11	01/28/2018
	25,772			18.17	01/29/2017
	16,585			22.00	02/07/2016
	20,888			14.51	01/06/2015
	47,129			7.38	01/06/2014
Robert G. Hennemuth						31,108	838,672	7,652	206,286
		21,631		25.03	01/30/2022
	9,572	19,144		19.02	01/31/2021
	27,241	13,620		10.90	02/01/2020
	26,047			7.83	01/26/2019
	13,495			21.11	01/28/2018
	24,388			18.17	01/29/2017
	13,363			20.82	03/20/2016

(1)	All options listed in this table vest at a rate of one-third per year on each of the first three anniversaries of the grant date. The grant date for each option is the date ten years prior to the option expiration date, as all options have a ten year term.

(2)	This column reflects the following:

	RSUs under the ISP(a)	Earned PSAs(b)
David E. Berges	62,801	105,862
Nick L. Stanage	23,514	36,812
Wayne C. Pensky	17,080	27,590
Ira J. Krakower	13,338	22,440
Robert G. Hennemuth	11,618	19,490

(a)	RSUs granted under the ISP, which generally vest and convert into shares at the rate of one-third per year on each of the first three anniversaries of the grant date.

(b)	PSAs for which the performance period has ended and the level of performance has been determined.

(3)	Values were computed using a price of $26.96 per share, the closing price of Hexcel common stock on December 31, 2012.

(4)	This column reflects the shares that each NEO would receive under the PSAs granted on January 31, 2011 and January 30, 2012 based on actual performance during the applicable performance periods and assuming that the NEO’s employment is terminated as of December 31, 2012. The January 31, 2011 grants, including the number of shares that will be awarded to each NEO if the threshold, target or maximum levels of the performance measure were obtained, are included in the “Grants of Plan-Based Awards in 2011” table contained in our Proxy Statement on Schedule 14A for the 2011 Annual Meeting of Stockholders under the column “Estimated Future Payouts Under Equity Incentive Plan Awards.” The January 30, 2012 grants, including the number of shares that will be awarded to each NEO if the threshold, target or maximum levels of the performance measure were obtained, are included in the “Grants of Plan-Based Awards in 2012” table above under the column “Estimated Future Payouts Under Equity Incentive Plan Awards.” Each NEO will receive a number of shares of common stock based on the extent to which the performance criteria for the respective PSA are attained. Any such shares will be received by the NEO in early 2014 for the 2011 PSAs and early 2015 for the 2012 PSAs.

Option Exercises and Stock Vested in 2012

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David E. Berges	145,257	3,658,959	183,031	4,740,712
Nick L. Stanage	—	—	37,949	932,956
Wayne C. Pensky	—	—	47,027	1,217,921
Ira J. Krakower	—	—	38,028	984,931
Robert G. Hennemuth	—	—	33,147	858,512

(1)	Reflects RSUs and PSAs that vested during 2012. This includes RSUs that were granted in 2009, 2010 and 2011, with a vesting schedule of one-third of the shares subject to the grant on each of the three anniversaries of the grant date, and PSAs earned under grants covering the 2009-2011 performance period.

Pension Benefits in Fiscal Year 2012

Our NEOs participate in the following pension plans and arrangements:

Supplemental Executive Retirement Agreements with Messrs. Berges, Stanage and Krakower

We have entered into supplemental executive retirement agreements (each a “SERP”) with Messrs. Berges, Stanage and Krakower. Each SERP provides for a retirement benefit intended to supplement the executive’s retirement income from our 401(k) plan and Nonqualified Deferred Compensation Plan (described on pages 33-34). The material features of the SERPs are as follows:

•

The monthly normal retirement benefit is equal to the product of the executive’s final average pay, benefit percentage and vesting percentage, offset by any vested contributions made by us under our 401(k) plan and supplemental 401(k) plan. Mr. Krakower’s benefit is also offset by his accrued benefit under our former qualified pension plan.

•

Final average pay equals the executive’s average monthly compensation for the highest paid 36 months out of his final 60 months of employment, and includes salary and cash incentive award, but not equity compensation. The cash incentive award is deemed to be earned ratably over the period in which it was earned.

•

The SERP is unvested for the first five years of service (subject to acceleration in certain circumstances as described below), and becomes fully vested at the end of the fifth year of service. The SERP is fully vested for Messrs. Berges and Krakower, and is unvested for Mr. Stanage before November 9, 2014, unless an accelerated vesting event occurs as discussed below. The SERP provides for certain elections to be made as to the form of payment.

•	The benefits percentages are as follows:

•	Mr. Berges: 1/ 2 of 1% for each of the first 96 months of service, and 1/6 of 1% for each of the next 60 months of service.

•	Mr. Krakower: 5/ 12 of 1% for each of the first 60 months of service, 1/4 of 1% for each of the next 60 months of service, and 1/6 of 1% for each additional month of service.

•	Mr. Stanage: 7/ 30 of 1% for each month of service, but shall not increase further once Mr. Stanage reaches age 65.

•

Upon retirement after reaching age 65, the executive will receive a lump sum that is actuarially equivalent to a lifetime payment stream of the monthly normal retirement benefit starting the month after employment terminates and ending on death, but is guaranteed to be at least 120 monthly payments.

•

If the executive’s employment terminates prior to age 65 (early retirement), he will receive a lump sum that is actuarially equivalent to a lifetime payment stream of the monthly normal retirement benefit, reduced by 3% for each year by which the date of the first payment precedes age 65, or the lifetime payment stream so reduced. The lump sum is based on an assumed payment stream starting the month after his employment terminates (but no earlier than the month he reaches age 55), and ends on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or to the executive’s estate. This does not apply to Mr. Krakower, as he has already attained the age of 65.

•

Should the executive die before receiving any benefits under the SERP, the executive’s designated beneficiary will receive a lump sum that is actuarially equivalent to the 50% survivor annuity the beneficiary would have received had the executive retired immediately prior to his death and elected to receive his benefit in the form of a 50% joint and survivor annuity, or receive the annuity itself. The executive also may elect to have the lump sum survivor benefit calculated on the basis of a 75% or 100% survivor annuity, or for it to equal the full lump sum he would have received had he retired immediately prior to his death. If the executive elects any of these alternative forms of benefit, the additional actuarial cost (above the cost of providing the benefit based on a 50% survivor annuity) reduces the amount of the executive’s retirement benefit (and hence the survivor’s benefit as well).

•	Upon certain other types of termination, or permitted elections, the amount and form of benefit are different.

•	Termination for cause—no benefits are payable

•	Termination without cause, or by the executive for good reason

•	For Mr. Berges and Mr. Krakower, 12 months of service are added for purposes of computing the benefits percentage

•

For Mr. Stanage, the vesting percentage is 100% regardless of whether Mr. Stanage has been employed by us for five years, and 12 months of service are added for purposes of computing the benefits percentage

•

Upon termination without cause, or by the executive for good reason, within two years after a change in control or during a period which qualifies as a potential change in control (as defined in the SERPs)

•	For Mr. Berges and Mr. Krakower, 36 months of service are added for purposes of computing the benefits percentage

•

For Mr. Stanage, 36 months of service are added (if the termination is on or before November 9, 2014), or 24 months are added (if the termination is after November 9, 2014) for purposes of computing the benefits percentage, and the vesting percentage is 100% regardless of how long Mr. Stanage has been employed by us

•	Upon termination due to disability, the lump sum is calculated without reduction even if the assumed payment stream would start prior to age 65.

These enhanced benefits payable upon termination are quantified in the table on page 55.

Retirement Agreements with Messrs. Pensky and Hennemuth

We have entered into Executive Deferred Compensation and Consulting Agreements (each an “EDCA”) with Mr. Pensky and Mr. Hennemuth. The material terms of the EDCAs are as follows:

•

The executive is entitled to receive a monthly benefit upon retirement equal to 1/12th of his accrued benefit. The accrued benefit is equal to 1.5% of the executive’s aggregate salary and cash incentive awards earned while employed by us multiplied by a fraction of X/67, with X=the number of months the executive has been employed by us since entering into his EDCA, subject to a maximum of 67 months.

•

The normal monthly retirement benefit is payable starting the month after employment terminates on or after age 65 and ending on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive’s estate.

•	If the executive’s employment terminates prior to age 65, then

•	the payments will be actuarially reduced to reflect commencement prior to age 65

•

the executive’s monthly retirement benefit will start the calendar month after he terminates employment and will end on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive’s estate.

•

If the executive dies prior to commencement of payments to him, a benefit is payable to his beneficiary for the duration of the beneficiary’s life, and is based on the actuarial equivalent of the early retirement benefit described above, as if the executive had retired immediately prior to his death.

•	Upon a change in control, the executive’s benefits become payable.

•	Upon termination for cause, no benefits are payable.

•	Each executive has agreed to consult with us at our request for up to ten days a year for a period of ten years following his termination of employment with us.

•

Each executive has agreed not to solicit our employees and not to engage in any activity competitive with our business for ten years after termination of his employment with us, unless he can show that such actions were taken without the use of confidential information regarding Hexcel.

•	The executive is entitled to an additional amount based on the value of our providing medical, dental and life insurance from termination of employment to age 75.

•	the value of the medical and dental insurance is based on the group insurance provided by us to our employees at the time of termination of the executive’s employment

•	the amount gets added to the value of the lump sum or increases the annuity, depending on the form of payment chosen by the executive.

Messrs. Pensky and Hennemuth have elected to receive their EDCA benefit in the form of an actuarially equivalent lump sum.

Pension Benefits Table

The table below shows the present value of accumulated benefits payable to each NEO as of December 31, 2012, including the number of years of service credited to each NEO, under each pension and retirement plan listed below, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The table also shows payments made to the NEOS under the plans indicated during 2012.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
David E. Berges	Supplemental Executive Retirement Agreement	11.42	20,041,383	0
Nick L. Stanage	Supplemental Executive Retirement Agreement	3.17	1,293,826	0
Wayne C. Pensky	Executive Deferred Compensation Agreement	19.42	1,861,867	0
Ira J. Krakower	Supplemental Executive Retirement Agreement	16.33	5,069,403	0
Robert G. Hennemuth	Executive Deferred Compensation Agreement	6.75	1,060,261	0

(1)	The amounts in this column were calculated assuming retirement at age 65 (except with respect to Mr. Krakower, whose actual age at December 31, 2012 was used as he is over age 65), the normal retirement age under the relevant pension plans and arrangements, and using the interest rate and mortality assumptions consistent with those used in the preparation of our financial statements. See Note 8, “Retirement and Other Postretirement Benefit Plans” to the consolidated financial statements, and the discussion under the heading “Retirement and Other Postretirement Benefit Plans” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2012, for a description of these interest rate and mortality assumptions.

These amounts represent the amounts required to be disclosed by SEC rules, and assume that each currently active executive will retire at the normal retirement age under the plan, which is age 65 (except with respect to Mr. Krakower, who was over age 65 at December 31, 2012), and reflect a discount rate of 2.00% to determine the present value of the lump sum payable at age 65, which rate is used for purposes of pension calculations in our financial statements.

Nonqualified Deferred Compensation in Fiscal Year 2012

All information in the table below is with respect to our NDCP, as described on pages 32-33. Mr. Pensky and Mr. Hennemuth participated in the NDCP in 2012. Messrs. Berges, Stanage and Krakower did not participate in the NDCP in 2012, and instead received a taxable cash payment equal to the profit sharing contributions and the 2% fixed company contribution they would have received if they participated, but no company match.

	Name of Plan	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)(1)	Aggregate Earnings in Last FY($)(2)	Aggregate Balance at Last FYE($)(3)
David E. Berges	NDCP	—	—	14,305	405,047
Nick L. Stanage	NDCP	—	—	—	—
Wayne C. Pensky	NDCP	26,714	62,241	21,356	498,749
Ira J. Krakower	NDCP	—	—	—	—
Robert G. Hennemuth	NDCP	22,465	36,789	6,205	136,901

(1)	Our contributions to the NDCP or related payments to the NEOs in 2012 are included in the “All Other Compensation” column in the Summary Compensation Table on page 40. See footnote (6) to the Summary Compensation Table on page 41 for a description of the amount of such contributions for each NEO.

(2)	The aggregate annual earnings in 2012 are not reported in the Summary Compensation Table, as SEC rules provide that only above-market or preferential earnings be reported in that table.

(3)	This column includes the NEO’s contributions to the NDCP in prior years, and our contributions to the NDCP in prior years, which were also included in the Summary Compensation Table for the year in which the amount was contributed.

Potential Payments upon Termination or Change in Control

Severance Agreements and Arrangements

Under Mr. Berges’ employment agreement, we have agreed to make certain payments to Mr. Berges upon termination of his employment under certain circumstances. In particular:

•	in the event that we terminate Mr. Berges for any reason other than for disability or cause, or if Mr. Berges terminates his employment for good reason, then Mr. Berges will receive

•	an MICP award prorated for the portion of the year he was employed

•	a lump sum payment equal to two times the sum of his then current base salary and his average MICP award over the prior three years

•

participation for two years after termination in all medical, dental, life insurance and other welfare and perquisite plans and programs in which Mr. Berges was participating on the date of termination

•

in the event that we terminate Mr. Berges for any reason other than for disability or cause, or if Mr. Berges terminates his employment for good reason, in each case during a period which qualifies as a potential change in control period or within two years after a change in control, Mr. Berges will receive the same payments and benefits as described above except that

•	the lump sum payment will be equal to three times the sum described above

•	participation in health, welfare and perquisite plans and programs will be for three years instead of two

•

Mr. Berges will be entitled to receive a gross-up payment for any excise tax incurred under Section 280G and Section 4999 of the Code, but only if the total “parachute payments” exceed Mr. Berges’ untaxed safe harbor amount by 10% or more. We have agreed to reimburse Mr. Berges for the excise tax as well as any income tax and excise tax payable by Mr. Berges as a result of any reimbursements for the excise tax.

•	in the event of termination due to death or disability, Mr. Berges will receive an MICP award prorated for the portion of the year he was employed

Mr. Berges has agreed that, in consideration for these payments, he will not compete with us in any capacity for a period of two years following the termination of his employment. This includes, for example, any situation in which Mr. Berges is an employee of, consultant to, or owner of a business. If Mr. Berges’ termination is in connection with a change in control, the period is extended to three years. However, this restriction would not apply if Mr. Berges’ duties and responsibilities with a company that competes with us do not relate to the business segment of that company that competes with us. Mr. Berges also agreed to customary terms regarding our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information, and processes, technologies, designs and inventions.

We have entered into executive severance agreements with each of Messrs. Stanage, Pensky, Krakower and Hennemuth that contain terms substantially similar to the severance terms described above for Mr. Berges, except that

•	if we terminate the executive for any reason other than for disability or cause, or if the executive terminates his employment for good reason, then

•	the lump sum payment will be equal to the sum of his then current base salary and his average MICP award over the prior three years (rather than two times the sum)

•	the applicable non-compete term, and the term for continuation of benefits, will be one year instead of two

•

in the case of Messrs. Pensky, Krakower and Hennemuth, there is no term providing for an MICP award pro-rated for the portion of the year the executive was terminated, and so whether such award is paid would be determined in accordance with the terms of the MICP

•

in the case of Mr. Stanage, if his employment terminates after November 9, 2014 for any reason other than for disability or cause, or if he terminates his employment for good reason, in each case during a change in control period, or within two years following a change in control, then

•	the lump sum payment will be equal to two times the sum of his then current base salary and his average MICP award over the prior three years

•	the applicable non-compete term, and the term for continuation of benefits, will be two years

•

if Mr. Stanage’s employment terminates before November 9, 2014 for any reason other than for disability or cause, or if he terminates his employment for good reason, in each case during a change in control period, or within two years following a change in control, then

•	the lump sum payment will be equal to three times the sum of his then current base salary and his average MICP award over the prior three years

•	the applicable non-compete term, and the term for continuation of benefits, will be three years

•

in the case of Mr. Stanage, the modified gross-up payment for excise tax incurred under Section 280G and Section 4999 of the Code will apply only if the applicable change in control occurs on or before November 9, 2014.

Retirement Agreements

Our NEOs are party to various arrangements that provide for benefits payable upon retirement. As described on pages 46-47, the SERP agreements that we entered into with Messrs. Berges, Stanage and Krakower provide for enhanced benefits upon our termination of the executive without cause, the executive’s termination for good reason or the executive’s termination without cause of for good reason during a potential change in control or within two years following a change in control. None of our other retirement programs for our NEOs provide for any form of enhanced or accelerated benefit upon resignation by the executive other than for good reason.

Equity Awards

Each of our NEOs has various NQOs, RSUs, and PSAs outstanding. Upon termination of employment of an NEO, the treatment of the equity award depends on the nature of the termination. Below is a description of what happens to the NEO’s outstanding equity awards upon each different type of termination and upon a change in control.

NQOs

•	Voluntary departure or termination without cause—NEO has 90 days to exercise the option to the extent vested; to the extent not vested, the option terminates.

•	Disability/Death—all options vest and remain exercisable for one year.

•

Retirement—any unvested NQOs continue to vest on the schedule set forth in the option agreement, and the NEO has five years from the date of retirement to exercise the NQOs (but in no event can the NEO exercise an NQO after the expiration of the ten-year term of the option)

•	Termination for Cause—all options are forfeited.

•

Change in control—all options vest, and if the NEO is terminated without cause or terminates his employment for good reason within two years after the change in control, the options remain exercisable for three years.

RSUs

•	Voluntary departure or termination with or without cause—all RSUs are forfeited.

•	Disability/Death—all RSUs vest and convert to stock.

•	Retirement—all RSUs continue to vest on the schedule set forth in the RSU agreement.

•	Change in control—all RSUs vest and convert to common stock.

PSAs

•	Termination for cause—the entire award is forfeited.

•

Termination by the company without cause, or due to disability, death, or by the NEO for good reason—the NEO is entitled to a pro rata award based on the portion of the performance period for which he was employed, and also based on the extent to which the performance target is attained. If termination occurs within the first two years of the performance period, the award is limited to 100% of the shares available at target. If termination occurs within the third year of the performance period, the award will be prorated against the full amount of the award determined based on the actual level of attainment of the applicable performance goals.

•

Retirement—for awards granted prior to 2012 the NEO is entitled to a pro rata award based on the portion of the performance period for which he was employed, and for awards granted in 2012 the NEO is entitled to receive the full award for the performance period, in each case determined based on the actual level of attainment of the applicable performance goals .

•

Change in Control—the PSA is paid out at target immediately, unless an acquiring company exchanges the PSA for the right to receive a comparable publicly traded security, in which case the PSA is paid out at target at the end of the performance period.

An employee generally qualifies for retirement if, upon termination of employment for any reason other than for cause, he is age 65 or age 55 with five or more years of service with us.

Our agreements relating to NQOs, RSUs and PSAs require that the employee comply with any obligation of confidentiality to us contained in any written agreement signed by the employee, and refrain from competing with us. The non-compete provision is substantially similar to that contained in the severance arrangements of our NEOs described above. If the employee fails to comply with this requirement, then any outstanding equity grants are forfeited and the employee shall deliver to the company the number of option shares the employee received during the 180-day period immediately prior to the breach of the non-compete requirement, and if the employee sold any option shares during this 180-day period, then the employee shall deliver to the company the proceeds of such sales. These equity grants are also subject to the terms of the applicable plans under which they were issued including terms that cover other possible grounds for forfeiture or recoupment of payments and gains.

Change in Control; Good Reason; Cause

A “Change in Control” is generally defined in our plans and agreements to mean any of the following:

•	the acquisition by any third party of 50% or more of our common stock

•	the acquisition by any third party of 40% or more of our common stock within a 12 month period

•

a majority of the directors as of the date of the plan or agreement are replaced with persons who are not either (i) approved by the existing directors or (ii) approved by persons who were approved replacements of the existing directors

•

a merger of Hexcel or a sale of all or substantially all the assets of Hexcel, except if (i) the stockholders of Hexcel prior to the transaction own the company resulting from the transaction in substantially the same proportion as they owned Hexcel prior to the transaction and (ii) the directors of Hexcel before the transaction comprise at least a majority of the directors of the company resulting from the transaction

“Good reason” is generally defined in our plans and agreements to mean:

•	A material diminution in the executive’s position, duties, responsibilities or authority

•	A material reduction in the executive’s base salary

•

Failure by us to continue any compensation plan in which the executive participates which is material to the executive’s total compensation, unless replaced with a plan of substantially equivalent value

•

Failure by us to continue to provide the executive with the benefits enjoyed by the executive under our pension, savings, life insurance, medical, health, accident, and disability plans in which the executive was participating, except for across-the-board changes similarly affecting all executives, or failure by us to continue to provide the executive with at least twenty paid vacation days per year (or more if the executive is entitled to more under our vacation policy)

•	Failure to provide facilities or services which are reasonably necessary for the executive’s position

•	Failure of any successor to Hexcel to assume our obligations under the relevant plan or agreement hereunder or failure by us to remain liable to the executive after such assumption

•	In the case of the severance or SERP agreements, any termination by us of the executive’s employment which is not effected pursuant to a notice that complies with the relevant agreement

•	The relocation of the executive’s principal place of employment to a location more than fifty (50) miles from the executive’s place of employment as at the date of the relevant agreement

•	Failure to pay the executive any portion of compensation within seven (7) days of the date such compensation is due

“Cause” is generally defined in our plans and agreements applicable to NEOs to mean (1) the willful and continued failure by the NEO to substantially perform his duties after we have notified the executive in writing with specificity of the nonperformance or (ii) the willful engagement by the NEO in misconduct that materially harms us. Before we can terminate an NEO for cause, our board must give the NEO notice describing the reasons we intend to terminate the NEO for cause and must pass a resolution approved by at least two-thirds of the board determining that the NEO is guilty of the improper conduct, and must provide the NEO with the opportunity to be heard before the board with counsel present.

Benefits Payable upon Termination of Employment on December 31, 2012

Other than the benefits described on pages 34 and 50 to 54, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment that are not available to salaried employees generally.

The table below describes the potential benefits and enhancements under the company’s compensation and benefit plans and arrangements to which the NEOs would be entitled upon termination of employment or a change in control on December 31, 2012. However, the following items are excluded from the table:

•	The amounts reflected in the middle column of the “Pension Benefits” table on page 49, all of which are vested

•	The balances under the NDCP listed in the “Nonqualified Deferred Compensation” table on page 49, all of which are vested

•	Benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary, vacation pay and distributions under an employee’s 401(k) plan

None of the payments or benefits reflected in the chart below would be payable solely in the event of a change in control without a subsequent termination, except for payment to Mr. Pensky or Mr. Hennemuth of his EDCA benefit and vesting and conversion of the equity awards for all NEOs (and the related values) reflected below.

Benefits Payable Upon Termination of Employment on December 31, 2012

	Cash Severance/ Payment at Death ($)(1)	Incremental Benefit under SERP or EDCA ($)(2)	Benefits Continuation ($)(3)	Accelerated Vesting of Equity Awards (value based on 12/31/2012 share price) ($)(4)	Excise Tax Gross-Up ($)(5)	Payment under MICP ($)(6)	Total Termination Benefits ($)
David E. Berges
• Voluntary retirement	—	—	—	—	—	—	—
• Involuntary or good reason termination	5,107,084	959,177	7,205	—	—	—	6,073,466
• Involuntary or good reason termination after change in control	7,660,626	1,518,441	10,808	—	—	—	9,189,875
• Death	1,500,000	—	—	—	—	—	1,500,000
• Disability	—	1,349,653	—	—	—	—	1,349,653
Nick L. Stanage
• Voluntary retirement	—	—	—	—	—	—	—
• Involuntary or good reason termination	1,259,405	2,420,361	11,726	1,410,663	—	—	5,102,155
• Involuntary or good reason termination after change in control	3,778,216	2,704,063	35,177	2,506,935	2,834,031	—	11,858,422
• Death	1,500,000	—	—	2,849,686	—	—	4,349,686
• Disability	—	3,637,872	—	2,849,686	—	—	6,487,558
Wayne C. Pensky
• Voluntary retirement	—	—	—	—	—	—	—
• Involuntary termination	838,471	—	9,226	—	—	—	847,697
• Involuntary or good reason termination after change in control	2,515,412	—	27,678	—	—	—	2,543,090
• Death	1,676,941	—	—	—	—	—	1,676,941
• Disability	—	—	—	—	—	—	—
Ira J. Krakower
• Voluntary retirement	—	—	—	—	—	—	—
• Involuntary or good reason termination	759,614	218,780	3,994	—	—	—	982,388
• Involuntary or good reason termination after change in control	2,278,842	655,993	11,982	—	—	—	2,946,817
• Death	1,519,228	—	—	—	—	—	1,519,228
• Disability	—	—	—	—	—	—	—
Robert G. Hennemuth
• Voluntary retirement	—	—	—	—	—	—	—
• Involuntary or good reason termination	656,608	—	11,751	—	—	—	668,359
• Involuntary or good reason termination after change in control	1,969,825	—	35,253	—	—	—	2,005,078
• Death	1,313,217	—	—	—	—	—	1,313,217
• Disability	—	—	—	—	—	—	—

(1)	Involuntary or good reason termination, with or without a change in control. For all NEOs, Represents the lump sum cash payment that would have been paid to the executive under his employment agreement, employment and severance agreement or executive severance agreement, as applicable.

Death. Represents the death benefit we agreed to provide to the executive.

(2)	For all NEOs, represents the difference between (a) the actual lump sum the NEO would have received upon the indicated type of termination on December 31, 2012, and (b) the lump sum the NEO would have received had he voluntarily terminated his employment on December 31, 2012. Neither Mr. Pensky nor Hennemuth would receive an enhancement to his EDCA benefits as a result of any type of termination of employment or a change in control.

(3)	Represents the value of welfare/medical benefits for (a) two years (in the case of Mr. Berges) or one year (in the case of Messrs. Stanage, Pensky, Krakower and Hennemuth), upon involuntary or good reason termination without a change in control, and (b) three years in the event of involuntary or good reason termination following a change in control.

(4)	Reflects the value of equity awards that were unvested on December 31, 2012, and that would have vested as a result of the indicated type of termination of employment of the NEO. RSUs are valued at $26.96 per RSU, the closing price of Hexcel common stock on December 31, 2012. Unvested NQOs are valued at the difference between $26.96 and the exercise price of the option; no value is attributed to NQOs if the exercise price is greater than $26.96. Vested NQOs are not reflected in the table regardless of the exercise price. PSAs are valued at $26.96 as well. For PSAs, reflects the value of the additional shares, if any, the NEO would have received as a result of the specified type of termination on December 31, 2012 as compared to a voluntary departure on the part of the NEO on such date. For all PSAs, in the event of a termination in connection with a change in control, it is assumed the acquiring company does not exchange the PSAs for the right to receive a comparable publicly traded security, and therefore assumes payout at target.

The value of an equity award is not included in this chart if the NEO could have retired on December 31, 2012 and either received the equity award immediately or on the schedule set forth in the applicable equity award agreement after retirement. Messrs. Berges, Pensky, Krakower and Hennemuth qualified for retirement under the terms of their NQO, RSU and PSA agreements, and therefore (i) no value is reflected for their NQOs, RSUs and PSAs granted in 2012, and (ii) for their PSAs granted prior to 2012, no value is reflected in any termination scenario except for a change in control, in which case the value represents the additional shares, if any, the executive would have received upon termination in connection with a change in control on December 31, 2012 (based on a payout at target) and the value of the shares the NEO would have received if he retired on December 31, 2012 (which would have resulted in a pro-rata payout based on the portion of the performance period the executive was employed, and the extent to which the company achieved the applicable performance measure).

(5)	Our severance arrangements with the NEOs provide for a modified gross-up for excise taxes incurred on “excess parachute payments” under Sections 280G and 4999 of the Code. The amounts in the table are based on a 280G excise tax rate of 20%, a statutory 35% federal income tax rate (adjusted for state taxes allowed as itemized deductions), a 1.45% Medicare tax rate and a 6.7% Connecticut state tax rate. With respect to Mr. Stanage, the modified gross-up applies only with respect to a change in control that occurs on or before November 9, 2014.

(6)	Under the MICP, if an executive leaves voluntarily prior to the end of the year, it is within our discretion whether to provide an award to the executive for such year. If an MICP participant is involuntarily terminated, he receives an award pro-rated based on the portion of the year the participant was employed.

PROPOSAL 2—APPROVAL OF THE COMPANY’S 2012 EXECUTIVE COMPENSATION

We are seeking a stockholder vote with respect to compensation awarded to our named executive officers for 2012 as required pursuant to Section 14A of the Exchange Act.

The company’s executive compensation program and compensation paid to the named executive officers are described on pages 20 to 37 of this proxy statement. The compensation committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the company’s circumstances and to promote the main objectives of the program: to provide competitive overall pay relative to peers, taking into account company performance, to effectively tie pay to performance, and to align the named executive officers’ interest with the interest of stockholders.

You may vote for or against the following resolution, or you may abstain. Abstentions will have the same effect as a vote against the resolution. Broker non-votes will be disregarded and will have no effect on the outcome of the vote. This vote is advisory and non-binding. However, the compensation committee will review the voting results and take them into consideration as one factor when making future decisions regarding executive compensation, in conjunction with other factors such as feedback from stockholder outreach programs.

RESOLVED, that the stockholders approve the compensation of the company’s named executive officers, as disclosed under Securities and Exchange Commission rules, including the compensation discussion and analysis, the compensation tables and related material included in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RESOLUTION APPROVING THE COMPANY’S 2012 EXECUTIVE COMPENSATION

PROPOSAL 3—APPROVAL OF THE HEXCEL CORPORATION 2013 INCENTIVE STOCK PLAN

Our board approved the 2013 Incentive Stock Plan (the “new plan”) in February 2013, subject to approval by our stockholders. We are submitting the new plan to stockholders in order to comply with applicable NYSE listing rules and to satisfy the stockholder approval requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the rules and regulations thereunder (collectively, “Section 162(m)”).

The Board Recommends Voting for the 2013 Incentive Stock Plan

Equity awards are a critical component of our compensation. As discussed in the Compensation Discussion and Analysis beginning on page 20, we believe that equity compensation is integral to a competitive total compensation package necessary to recruit, retain and incentivize talented employees of Hexcel and its subsidiaries (the “Company”). If our stockholders do not approve the new plan, our plans to operate our business could be adversely affected. Our future success depends heavily on our ability to attract and retain high caliber employees. The ability to grant equity awards is a necessary and powerful recruiting and retention tool that helps us to hire and motivate the quality personnel that we need in order to effectively operate our business and remain competitive.

For the foregoing reasons, we believe that approval of the new plan is essential to our continued success. Our employees are our most valuable asset. Thus, approval of the new plan is in the best interest of our stockholders because equity awards granted under the new plan help us to:

•	attract, motivate and retain talented employees

•	align employee and stockholder interests

•	link employee compensation with company performance

Reasonable Share Request. The requested number of authorized shares under the new plan is 3,805,000. The new plan represents an important use of stockholder and company resources and the board of directors believes that it is reasonable and in the best interests of the Company to authorize 3,805,000 shares. If the new plan is approved by stockholders, then no further awards will be made under the 2003 Incentive Stock Plan (the “existing plan”) and awards previously made under the existing plan will remain outstanding and subject to the terms of the existing plan and the applicable award agreements. As a result, all shares that were previously authorized but remain available for grant under the existing plan (1,160,993 shares as of December 31, 2012, see “Equity Compensation Plan Information” on page 39) will no longer be available for grant under the existing plan. As described below, generally if an award granted under the existing plan is cancelled, forfeited, paid in cash, expires unexercised or terminates for any reason without the issuance of shares, then the shares subject to that award become available for issuance pursuant to the new plan.

Equity Usage. We have used shares available under the existing plan in order to make competitive equity grants designed to attract, retain and incentivize qualified and talented employees. We believe that our share usage under the existing plan has been reasonable in light of this goal and we intend to continue to use shares available under the new plan in a manner that is designed to achieve this goal without causing excessive dilution of shareholder equity. Our annual “burn rate” (shares underlying equity awards granted as a percentage of shares outstanding) averaged approximately 1.16% from 2010 to 2012. Note 11 (Stock-Based Compensation) to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 21, 2012 sets forth additional information concerning our historical granting practices and outstanding equity-based awards. We do not anticipate that annual equity grants over the next few years will significantly exceed our grant practices in the recent past.

The New Plan Conforms to Best Practices. The new plan incorporates best practices that are designed to serve stockholders’ interests and promote effective corporate governance. For example, the new plan:

•	Prohibits stock option repricing without stockholder approval

•

Requires that the per share exercise price of a nonqualified stock option (“NQO”) be no less than 100% of the fair market value of a share of Hexcel common stock, par value $0.01 (“common stock”) on the grant date

•	Does not permit the term of stock options or stock appreciation rights (“SARs”) to exceed ten years

•	Limits the number of shares available for “full value grants” (awards other than stock options and SARs) to no more than 50% of the shares available for issuance under the new plan

•	Requires that awards that vest based upon the lapse of time vest over a period of at least three years, subject to certain exceptions

•	Requires that the performance period for performance-based awards be at least one year, subject to certain exceptions

•

Provides that shares tendered or withheld to satisfy tax withholding or exercise price obligations or repurchased by us using the proceeds of stock options are not available again for issuance pursuant to future awards (i.e., the new plan is not self-reloading)

•	Provides that dividend equivalents must be subject to the same terms and conditions as, and may not be paid prior to the vesting of, the award to which they relate

•	Permits the grant of awards that are intended to meet the requirements of “qualified performance-based compensation” within the meaning of Section 162(m) (“Performance-Based Compensation”)

•	Is administered by the independent compensation committee

•	Imposes a maximum number of shares that can be covered by awards granted to a non-employee director in any calendar year

Tax Aspects. The new plan is designed to allow us to preserve our opportunity for a tax deduction for certain equity incentive compensation. In general, Section 162(m) limits Hexcel’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). This deduction limitation does not apply to certain types of compensation, including Performance-Based Compensation. The terms of the new plan permit, but do not require, Hexcel to grant performance-based awards under the new plan that meet the requirements of Performance-Based Compensation so that such awards will be deductible by Hexcel for federal income tax purposes.

For the foregoing reasons, we recommend that stockholders approve the new plan.

Description of Principal Features of the New Plan

The following is a summary of the principal features of the new plan. This summary is qualified in its entirety by reference to the full text of the new plan, which is included as Annex A to this proxy statement.

Authorized Shares

The maximum number of shares of common stock that will be available for grant pursuant to awards under the new plan will be 3,805,000 in the aggregate. In addition, the following categories of shares of common stock will again be available for issuance pursuant to awards under the new plan: (1) shares related to awards under the new plan that are cancelled, forfeited, paid in cash, expire unexercised or terminate for any reason without the issuance of shares of common stock, and the number of shares that are not actually paid pursuant performance-based awards that are earned at less than their maximum performance levels and (2) shares related to awards granted under the existing plan that are cancelled, forfeited, paid in cash, expire unexercised or terminate for any reason without the issuance of shares of common stock, and the number of shares that are not actually paid pursuant to performance-based awards granted under the existing plan that are earned at less than their maximum performance levels. The following categories of shares of common stock shall not be available for grant pursuant to awards under the new plan: (a) shares tendered or withheld in payment of the exercise price of stock options, (b) shares withheld by Hexcel to satisfy tax withholding obligations and (c) shares repurchased by Hexcel using the proceeds from the exercise of stock options. The closing price of a share of common stock on the NYSE on March 13, 2013 was $28.98.

No more than fifty percent (50%) of the shares of common stock available for grant pursuant to awards under the new plan shall be granted pursuant to awards other than stock options and SARs. For purposes of this limitation only, with respect to a performance-based award, the number of shares of common stock deemed to be granted shall be that number of shares that would ultimately be issued if the target level of the applicable performance condition is achieved. The maximum number of shares of common stock that may be covered by awards that are granted to any non-employee director in any calendar year is equal to 20,000 shares.

Purpose

The purpose of the new plan is to attract, motivate and retain employees, directors and consultants of the Company), and to provide them with incentives to pursue the long-term profitability and success of the Company.

Administration

Subject to the terms of the new plan, the new plan will be administered by the compensation committee of our board of directors. The committee has the authority administer the plan, including without limitation the authority to (1) make determinations with respect to the participation of employees, directors and consultants in the new plan, (2) make determinations with respect to the terms of awards made pursuant to the new plan, provided that awards that vest based on the lapse of time shall vest over a period of at least three years, and the performance period for performance-based awards shall be at least one year, subject to such exceptions as the committee may make for death, disability, new hires, promotions, retirement, change in control, and other special circumstances, (3) to interpret and construe the provisions of the new plan and (4) prescribe, amend and rescind rules and regulations relating to the new plan. The committee may from time to time authorize a subcommittee consisting of one or more directors (including directors who are employees of the Company) or employees of the Company to grant awards pursuant to the new plan, subject to such restrictions and limitations as the committee may specify and to the requirements of applicable law.

Eligibility

All employees, directors and consultants of the Company are eligible to be selected by the committee to receive an award pursuant to the new plan (such a person who is selected to receive an award is referred to herein as a “participant”). As of the date of this proxy statement, there are approximately 4,700 employees of the Company, approximately 60 consultants to the Company, and 10 members of the board of directors.

Award Types

The new plan permits grants of the following types of awards, subject to such terms and conditions as the committee shall determine, consistent with the terms of the new plan: (1) SARs, (2) stock options, and (3) other stock-based awards, including in the form of phantom stock, restricted stock units, deferred share units or share-denominated performance units. Subject to the terms and conditions set forth in the new plan, awards may be settled in cash or shares of common stock and may be subject to performance-based and/or service-based conditions. Awards may be designed to meet the requirements of Qualified Performance-Based Awards.

Stock Options and SARs

The new plan permits the committee to grant stock options in the form of incentive stock options (“ISOs”), which are stock options that are designated by the committee as incentive stock options and which meet the applicable requirements of incentive stock options pursuant to Section 422 of the Code, or in the form of NQOs, and SARs, subject to certain terms and conditions.

A stock option granted to a participant under the new plan allows a participant to purchase a specified number of shares of common stock at a specified exercise price per share during specified time periods, each as determined by the committee in its discretion, provided that no stock option may have a per share exercise price that is less than the Fair Market Value (as defined below) of a share of common stock on the grant date or a term of longer than ten (10) years. A SAR granted to a participant under the new plan allows a participant to receive an amount of cash, or shares of stock with a Fair Market Value, or both, equal to the increase in Fair Market Value of a specified number of shares of common stock between the grant date of the SAR and the date on which it is exercised. An SAR may not have a per share exercise price that is less than Fair Market Value of a share of common stock on the grant date or a term of longer than ten (10) years.

For this purpose, “Fair Market Value” is determined as being equal to the closing sales price of a share of common stock on the grant date or, if not so reported for such day, the immediately preceding business day, of a share of common stock as reported on the principal securities exchange on which shares of common stock are then listed or admitted to trading.

Stock options granted under the new plan that are intended to qualify as ISOs are subject to certain additional terms and conditions as set forth in the plan, including: (1) each stock option that is intended to qualify as an ISO must be designated as an ISO in the applicable award agreement, (2) ISOs may only be granted to individuals who are employees of the Company, (3) the aggregate Fair Market Value (determined as of the grant date of the ISOs) of the number of shares of common stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year under all plans of the Company cannot exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code, and (4) no ISO may be granted to a person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company unless (a) the exercise price of such ISO is at least one hundred ten percent (110%) of the Fair Market Value of a share of common stock at the time such ISO is granted and (b) such ISO is not exercisable after the expiration of five years from its grant date. The maximum number of shares of common stock that may be subject to awards granted under the new plan that are intended to be ISOs shall not exceed 400,000 shares of common stock in the aggregate. Any stock option granted under the new plan that is designated as an ISO but for any reason fails to meet the requirements of an ISO shall be treated under the plan as an NQO.

Any repricing of a stock option or cash tender by Hexcel for a stock option shall require the approval of the stockholders of Hexcel.

Qualified Performance-Based Awards

The committee may grant awards under the new plan, the vesting or payment of which is conditioned upon the attainment of one or more performance goals, which are intended to meet the requirements of Performance-Based Compensation (such awards, “Qualified Performance-Based Awards”). Unless otherwise specified in the award agreement for a Qualified Performance-Based Award, the committee may, in its discretion, reduce or eliminate the amount payable to any participant with respect to the award, based on such factors as the committee may deem relevant, but the committee may not increase any such amount above the amount established in accordance with the objective level of achievement of the applicable performance goals. For purposes of clarity, the committee may exercise the discretion provided by the foregoing sentence in a non-uniform manner among participants.

The performance goals applicable to Qualified Performance-Based Awards may relate to the performance of Hexcel, a subsidiary, any subsection of the Company’s business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of performance to the performance of a peer group of entities or other external measure, and shall be based on one or more of the following: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, stockholder return and/or value, operating profits (including earnings before any or all of interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof). In determining attainment of a performance goal applicable to a Qualified Performance-Based Award (A) the committee shall exclude the negative impact of unusual, non-recurring or extraordinary items attributable to (1) acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Hexcel or its subsidiaries after the goal is established, (3) restructuring activities, (4) disposal of a segment of a business, (5) discontinued operations, (6) the refinancing or repurchase of bank loans or debt securities, (7) unbudgeted capital expenditures, (8) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (9) conversion of some or all of convertible securities to common stock and (10) any business interruption event; and (B) the committee may determine within ninety (90) days after the start of a performance period to exclude such other items, each determined according to Generally Accepted Accounting Principles (to the extent applicable) as identified in the Company’s accounts, financial statements, notes thereto, or management discussion and analysis as may be permitted by Section 162(m).

Within ninety (90) days after the beginning of a performance period with respect to any Qualified Performance-Based Award, and in any case before twenty-five percent (25%) of the performance period has elapsed, the committee shall establish the performance goals for such performance period.

The maximum number of shares of common stock that may be covered by stock options or SARs that are granted to any executive officer of Hexcel in any calendar year is equal to the maximum aggregate number of shares of common stock that will be available for grant pursuant to awards under the new plan. The maximum number of shares of common stock that may be covered by Qualified Performance-Based Awards that are granted to any executive officer of Hexcel in any calendar year is equal to 345,000 shares.

For purposes of clarity, the foregoing provisions described in this section apply only to Qualified Performance-Based Awards and do not limit the committee’s discretion to determine the terms and conditions of performance-based awards granted under the new plan that are not Qualified Performance-Based Awards. In addition, the committee may, subject to the terms of the new plan, amend previously granted Qualified Performance-Based Awards in a way that disqualifies them as Qualified Performance-Based Awards.

Amendment and Termination

The committee has the authority to terminate the new plan or make such modifications or amendments to the new plan as it may deem advisable, but no amendment to the new plan that requires stockholder approval under applicable law, rule, regulation or stock exchange listing requirement will become effective without the approval of our stockholders. In addition, no termination, modification or amendment of the new plan may adversely affect the rights of a participant under an outstanding award without the consent of such participant.

Adjustment Upon Certain Changes

The new plan includes provisions that require or permit the committee to make certain adjustments upon the occurrence of specified events, including provisions that provide as follows: (1) upon the occurrence of certain events effecting the capitalization of Hexcel such as a recapitalization or stock split, the committee shall make equitable adjustments in the type and maximum number of shares available for issuance under the plan and in the limits described above for ISOs, for awards granted to non-employee directors, and for stock options, SARs and Qualified Performance-Based Awards that are granted to executive officers of Hexcel, (2) in the event of an increase or decrease in the number or type of issued shares of any common stock of Hexcel without receipt or payment of consideration by the Company, the committee shall equitably adjust the type or number of shares subject to each outstanding award and the exercise price per share, if any, of shares subject to each such award, (3) in the event of a merger or similar transaction as a result of which the holders of shares of common stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the committee shall appropriately adjust each outstanding award so that it pertains and applies to the securities which a holder of the number of shares of common stock subject to such award would have received in such transaction, and (4) upon the occurrence of certain specified extraordinary corporate transactions, such as a dissolution or liquidation of Hexcel, sale of all or substantially all of the Company’s assets, and certain mergers involving Hexcel, and upon any other change in the capitalization of Hexcel or other corporate change, including but not limited to the sale of a subsidiary or business unit, the committee has discretion to make certain adjustments to outstanding awards, cancel outstanding awards and provide for cash payments to participants in consideration of such cancellation, or provide for the exchange of outstanding awards.

Effective Date and Termination

The new plan shall be effective on the first date (the “Effective Date”) that our stockholders approve the new plan in a manner that satisfies the requirements of the Delaware General Corporation Law and the rules of NYSE. The new plan shall terminate on the tenth (10th) anniversary of the date of the latest stockholder approval of the new plan, including without limitation any stockholder approval of an amendment to the new plan to increase the number of shares of common stock that may be granted under the plan.

Following the Effective Date, no further awards will be granted under the existing plan. The new plan provides that, for purposes of clarity, shares of common stock related to all awards granted under the existing plan prior to the Effective Date are acknowledged and affirmed as having been properly authorized and validly granted under the existing plan.

New Plan Benefits

As of the date of this proxy statement, no awards have been made under the new plan. The benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, all employees who are not executive officers as a group under the new plan, and all consultants as a group, as well as the benefits or amounts that would have been so received or allocated had the new plan been in effect in 2012, are not presently determinable.

U.S. Federal Income Tax Consequences

The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to certain types of awards under the new plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. Accordingly, participants in the new plan should consult their respective tax advisors in determining the tax consequences of such participation.

The new plan is designed to allow us to preserve our opportunity for a tax deduction for certain equity incentive compensation. In general, Section 162(m) limits Hexcel’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). This deduction limitation does not apply to certain types of compensation, including Performance-Based Compensation. The terms of the new plan permit, but do not require, Hexcel to grant performance-based awards under the new plan that meet the requirements of Performance-Based Compensation so that such awards will be deductible by Hexcel for federal income tax purposes.

NQOs

A participant will not recognize any taxable income upon the grant of an NQO and we will not be entitled to a tax deduction with respect to such grant.

Upon exercise of an NQO, the participant will recognize compensation income in an amount equal to the excess of the aggregate fair market value of the acquired shares of our common stock on the exercise date over the aggregate exercise price paid by the participant. The amount of compensation income recognized by the participant is subject to applicable payroll taxes. We will generally be entitled to a tax deduction at the same time and in the same amount as the participant recognizes compensation income. The participant’s tax basis for the shares of our common stock received pursuant to the exercise of an NQO will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale or other disposition of shares of our common stock received upon the exercise of an NQO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

ISOs

A participant will not recognize any taxable income upon the grant or exercise of an ISO, but the excess of the aggregate fair market value of the acquired shares of our common stock on the exercise date (the “ISO shares”) over the aggregate exercise price paid by the participant is included in the participant’s income for alternative minimum tax purposes. We will not be entitled to a tax deduction with respect to such grant or exercise. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, Hexcel would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant recognizes compensation income at the time of disposition equal to the excess if any, of the lesser of (1) the aggregate fair market value of the ISO shares on the exercise date and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. We will generally be entitled to a deduction at the same time and in the same amount as the participant recognizes compensation income.

Restricted Stock and Restricted Stock Units (“RSUs”)

A participant will not recognize any taxable income upon the grant of a restricted stock award and we will not be entitled to a tax deduction with respect to such grant. When the restrictions lapse with regard to any installment of restricted stock, the participant will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse, unless the participant elected to realize compensation income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. A participant will not recognize any taxable income upon the grant of RSUs and we will not be entitled to a tax deduction with respect to such grant. The participant will recognize compensation income at the time the RSUs are settled, in an amount equal to the cash paid or the fair market value of the shares delivered. The amount of compensation income recognized by the participant is subject to applicable payroll taxes. We will generally be entitled to a deduction at the same time and in the same amount as the participant recognizes compensation income.

Performance-Based Awards

A participant will not recognize any taxable income upon the grant of a performance-based award and we will not be entitled to a tax deduction with respect to such grant. The participant will recognize compensation income at the time the performance-based award vests or is settled, depending on the structure of the award, in an amount equal to the dollar amount, or the fair market value of the shares of common stock, subject to the award. The amount of compensation income recognized by the participant is subject to payroll taxes. We will generally be entitled to a deduction at the same time and in the same amount as the participant recognizes compensation income.

Vote Required

Approval of the new plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. For purposes of the foregoing standard, broker non-votes will be disregarded and will have no effect on the outcome of the vote. Under applicable NYSE rules, the total number of votes cast on the proposal must represent over 50% in interest of all shares of common stock entitled to vote on the proposal (the “NYSE Standard”). For purposes of the NYSE Standard, broker non-votes will be counted and will have the same effect as a vote against the proposal. For purposes of both of the foregoing voting standards, abstentions will be counted and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE 2013 INCENTIVE STOCK PLAN

AUDIT COMMITTEE REPORT

The audit committee is responsible for assisting the board’s oversight of the integrity of our financial statements, our exposure to risk and mitigation of those risks, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance, and our internal audit function. We also appoint our independent registered public accounting firm, and submit our selection to our stockholders for ratification. We operate under a written charter adopted and approved by the Board of Directors, which is available at our website, www.hexcel.com.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. Our independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States. Our responsibility is to monitor and review these processes.

We held eight meetings in 2012, held numerous discussions with management and met in executive session, without management, with PricewaterhouseCoopers LLP, our independent registered public accounting firm. We also met in executive session, without management present, with our internal auditors. We have reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. We discussed with the independent registered public accounting firm matters required to be discussed by PCAOB standards, as amended (AICPA, Professional Standards, Vol 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Our independent registered public accounting firm also provided the written disclosures required by PCAOB Rule No. 3526, Communications with Audit Committees Concerning Independence, and we discussed with the independent registered public accounting firm their independence.

Based on our review and the discussions referred to above, we recommended that the board include our audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. We have also selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013, and we are asking our stockholders to ratify our selection.

Jeffrey C. Campbell, Chair

Lynn Brubaker

W. Kim Foster

David C. Hill

The Members of the Audit Committee

PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking stockholders to ratify the audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013. In the event the appointment of PricewaterhouseCoopers LLP is not ratified, the audit committee will consider the appointment of another independent registered public accounting firm. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required under our Restated Certificate of Incorporation or Amended and Restated Bylaws, but is being submitted as a matter of good corporate practice. The audit committee is not bound by the outcome of this vote, but, if the appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the audit committee will reconsider the appointment.

PricewaterhouseCoopers LLP has audited our financial statements annually since 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

Fees

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for 2012 for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q and services provided in connection with foreign statutory and regulatory filings and engagements were approximately $1,774,000. With respect to 2011, the aggregate amount of such fees was approximately $1,736,000.

Audit-Related Fees

There were approximately $35,500 in fees billed by PricewaterhouseCoopers LLP in 2012 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not included in the amount for 2012 under “Audit Fees” above. These fees related primarily to tax credit reviews. With respect to 2011, the amount of such fees was approximately $18,500, related primarily to a transfer pricing review.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP in 2012 and 2011 for professional services rendered for tax compliance, tax advice and tax planning were approximately $636,000 and $305,000, respectively. For both 2012 and 2011, these fees related primarily to research and development tax credit documentation and European tax compliance.

All Other Fees

There was an additional $2,600 billed by PricewaterhouseCoopers LLP in 2012 and 2011 for a one-year license to use their proprietary online accounting research tool.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm on an annual basis. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the amount of audit and non-audit service fees incurred to date.

Rule 2-01(c)(7)(i) under SEC Regulation S-X provides that a company’s independent registered public accounting firm can provide certain non-audit services without the prior approval of the audit committee if certain conditions are met, including that the services are incurred in accordance with policies and procedures detailed as to the particular service adopted by the company and are brought promptly to the attention of the audit committee.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. The audit committee is directly responsible for appointing the Company’s independent registered public accounting firm, regardless of the outcome of this vote. The audit committee is not bound by the outcome of this vote but, if the appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the audit committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS  LLP

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $10,000 in which we and any of our directors, executive officers, stockholders owning greater than 5% of any class of our securities or any of their immediate family members participates or otherwise has an interest. The audit committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Financial Officer is responsible for evaluating and authorizing any transaction with a value between $10,000 and $120,000, unless the Chief Financial Officer is a related person with respect to the transaction under review, in which case the General Counsel shall be responsible for such evaluation and possible authorization.

The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the audit committee or the Chief Financial Officer under this policy include the following:

•	the terms of the transaction, and whether the terms are no less favorable to us than would be obtained in the transaction were entered into with a party other than a related person

•	the benefits to us

•	the availability of other sources for the product or service that is the subject of the transaction

•	the timing of the transaction

•	the potential impact of the transaction on a director’s independence

•	any other factors deemed relevant

Related Person Transactions

The company had no related person transactions since the beginning of 2012, and is not currently aware of any proposed related person transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Hexcel common stock. Executive officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the year ended December 31, 2012, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent stockholders were complied with, except (i) a Form 4 filed by Mr. Nick L. Stanage on November 19, 2012 should have been filed on or prior to November 13, 2012 and (ii) a Form 4 filed by Mr. David E. Berges on November 5, 2012 should have been filed on or prior to November 2, 2012).

OTHER MATTERS

As of the date of this proxy statement, the board does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters not known are properly brought before the Annual Meeting, proxies will be voted at the discretion of the proxy holders and in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in our proxy materials for the 2014 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing not later than November 16, 2013 to the Corporate Secretary at Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901-3238.

Our Bylaws require that proposals of stockholders that are made outside of Rule 14a-8 under the Exchange Act and nominations for the election of directors at the 2014 annual meeting of stockholders be submitted, in accordance with the requirements of our Bylaws, not later than January 3, 2014 in order to be considered timely. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. We may exclude untimely proposals from our 2014 proxy statement. Management proxies will have discretionary authority to vote on the subject matter of the excluded proposal if otherwise properly brought before the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 2, 2013

The proxy statement, annual report to security holders and related materials are available at http://phx.corporate-ir.net/phoenix.zhtml?c=75598&p=proxy.

ANNUAL REPORT

Our Annual Report to Stockholders containing audited consolidated financial statements for the year ended December 31, 2012, is being mailed herewith to all stockholders of record. Additional copies are available without charge on request. Requests should be addressed to the Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford Connecticut, 06901-3238.

Stamford, Connecticut

March 18, 2013

Annex A

HEXCEL CORPORATION

2013 INCENTIVE STOCK PLAN

I.  Purpose

The Plan is intended to attract, motivate and retain Employees, Directors and consultants of the Company, and to provide them with incentives to pursue the long-term profitability and success of the Company.

II.  Definitions

(a)        “Award” means a grant pursuant to the Plan in the form of a Stock Appreciation Right, Stock Option, Other Stock-Based Award or Qualified Performance-Based Award.

(b)        “Award Agreement” means a written agreement setting forth the terms and conditions of an Award made under the Plan.

(c)        “Board” means the Board of Directors of the Corporation.

(d)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance thereunder.

(e)        “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.

(f)        “Common Stock” means the common stock of the Corporation, par value $0.01, or any other security into which such common stock shall be changed as contemplated by the adjustment provisions of Section X of the Plan.

(g)        “Company” means the Corporation together with all of the Subsidiaries.

(h)        “Corporation” means Hexcel Corporation, a Delaware corporation.

(i)        “Covered Employee” means a Participant who is an executive officer of the Corporation within the meaning of Rule 3b-7 promulgated under the Exchange Act.

(j)        “DGCL” means the Delaware General Corporation Law, as in effect from time to time.

(k)        “Director” means a member of the Board.

(l)        “Effective Date” means the first date that the stockholders of the Corporation approve the Plan in a manner that satisfies the requirements of the DGCL and the rules of the New York Stock Exchange.

(m)      “Employee” means an employee of the Company.

(n)        “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(o)        “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination, (i) the closing sales price on the date of determination or, if not so reported for such day, the immediately preceding business day, of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the closing bid price on the date of determination or, if not so reported for such day, on the immediately preceding business day as reported on The NASDAQ Stock Market or (iii) if not so reported, as furnished by any member of the Financial Industry Regulatory Authority, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion.

(p)        “Grant Date” means, with respect to any Award, the date on which the Committee completes the corporate action necessary to create a legally binding obligation on the Corporation constituting the Award, or such future date on which the grant is to be effective as provided by the Committee at the time of the corporate action.

(q)        “ISO” means any Stock Option, or portion thereof, awarded to a Participant pursuant to the Plan that is designated by the Committee as an incentive stock option and also meets the applicable requirements of an incentive stock option pursuant to Section 422 of the Code.

(r)        “Other Stock-Based Award” has the meaning assigned to such term in Section VI(b).

(s)        “Participant” means an Employee, Director or consultant to whom one or more Awards have been granted pursuant to the Plan that have not been fully settled, cancelled or terminated or that are otherwise are no longer outstanding, such Person’s authorized transferees, and, following the death of such Person, his or her successors, heirs, executors, and administrators, as the case may be.

(t)        “Performance-Based Award” means (i) a Qualified Performance-Based Award or (ii) an Other Stock-Based Award subject to performance-based conditions.

(u)        “Performance Goals” means objective measures of performance based on one or more criteria established by the Committee that must be met during a Performance Period as a condition to vesting or payment of a Qualified Performance-Based Award. Such criteria may relate to the performance of the Corporation, a Subsidiary, any subsection of the Company’s business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of performance to the performance of a peer group of entities or other external measure, of the selected performance criteria, and shall be based on one or more of the following: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all of interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof).

In determining attainment of a Performance Goal (A) the Committee shall exclude the negative impact of unusual, non-recurring or extraordinary items attributable to (1) acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Corporation or the Subsidiaries after the goal is established, (3) restructuring activities, (4) disposal of a segment of a business, (5) discontinued operations, (6) the refinancing or repurchase of bank loans or debt securities, (7) unbudgeted capital expenditures, (8) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (9) conversion of some or all of convertible securities to common stock and (10) any business interruption event; and (B) the Committee may determine within ninety (90) days after the start of a Performance Period to exclude such other items, each determined according to Generally Accepted Accounting Principles (to the extent applicable) as identified in the Company’s accounts, financial statements, notes thereto, or management discussion and analysis as may be permitted by Section 162(m) of the Code.

(v)        “Performance Period” means, (i) with respect to any Qualified Performance-Based Award, the period of time over which attainment of the applicable Performance Goals is measured and (ii) with respect to any Other Stock-Based Award subject to performance-based conditions, the period of time over which attainment of such performance-based conditions is measured. Performance Periods may be overlapping.

(w)        “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(x)        “Plan” means this Hexcel Corporation 2013 Incentive Stock Plan, as it may be amended from time to time.

(y)        “Qualified Performance-Based Award” means an award granted to a Covered Employee pursuant to Section VI(c), the payment of which is conditioned upon the attainment of one or more Performance Goals, which is intended to meet the requirements of “qualified performance-based compensation” under Section 162(m) of the Code.

(z)        “Securities Act” means the Securities Act of 1933, as amended.

(aa)      “Stock Appreciation Right” means a right granted to a Participant pursuant to Section VI(a) of the Plan to receive an amount of cash, or shares of Common Stock with a Fair Market Value, or both, equal to the increase in the Fair Market Value of a specified number of shares of Common Stock between the Grant Date of the right and the date on which it is exercised.

(bb)      “Stock Option” means a right granted pursuant to Section VI(a) of the Plan to purchase a specified number of shares of Common Stock at a specified exercise price per share of Common Stock.

(cc)      “Subsidiary” means any “subsidiary” of the Corporation within the meaning of Rule 405 under the Securities Act.

III.  Eligibility

All Employees, Directors and consultants of the Company are eligible to be selected by the Committee to receive an Award pursuant to the Plan.

IV.  Plan Administration

(a)        The Plan shall be administered by the Committee, which shall consist of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 under Section 16 of the Exchange Act), an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any applicable stock exchange listing rules or similar regulatory authority. The Committee shall periodically make determinations with respect to the participation of Employees, Directors and consultants in the Plan and the terms of Awards, including but not limited to amount, type, vesting schedule, exercise price, term, treatment upon termination of employment or other service relationship of the Participant, form of payment, Performance Goals, performance conditions, and such other terms and conditions as the Committee deems appropriate, in each case which shall be contained in an Award Agreement with respect to the Award; provided, that, Awards that vest based upon the lapse of time shall vest over a period of at least three (3) years, and the Performance Period for Performance-Based Awards shall be at least one (1) year, but, in each case, the Committee may make exceptions for death, disability, new hires, promotions, retirement, change in control, and other special circumstances.

(b)        The Committee shall have full discretionary authority to interpret and construe the provisions of the Plan and any Award Agreement and to make determinations pursuant to any Plan provision or Award Agreement. The Committee shall have the authority, in its discretion, to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign laws. For purposes of clarity, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants and all other Persons. All decisions, determinations and interpretations of the Committee pursuant to the Plan shall be final, binding and conclusive on all Participants and all other Persons.

(c)        On or after the Grant Date of an Award, the Committee may (i) accelerate the date on which such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment or other service relationship during which such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of such Award, (iv) provide for the payment of dividends or dividend equivalents with respect to such Award or (v) permit the transferability of such Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, any repricing of a Stock Option or cash tender by the Corporation for a Stock Option shall require the approval of the stockholders of the Corporation.

(d)        The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to a Person that is a Subsidiary and such Person ceases to be a Subsidiary, unless the Committee determines otherwise. The Committee may, without limitation and in its discretion, in connection with any such determination, take any action permitted under Section IV(c) upon or after such cessation, subject to such terms and conditions as the Committee shall specify. The employment of a Participant with the Company shall not be deemed to have terminated for any purpose of the Plan if such Participant is employed by the Corporation or a Subsidiary, and such Participant’s employment is subsequently transferred among the Corporation and the Subsidiaries, unless and to the extent the Committee specifies otherwise in writing in the Award Agreement or otherwise.

(e)        All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee to any subcommittee thereof. In addition, the Committee may from time to time authorize a subcommittee consisting of one or more Directors (including Directors who are Employees) or Employees to grant Awards, subject to such restrictions and limitations as the Committee may specify and to the requirements of DGCL Section 157.

(f)        To the extent, and in the manner, provided by the Corporation’s Certificate of Incorporation, as it may be amended from time to time, each member of the Committee, and each Director to whom any duty or power relating to the administration or interpretation of the Plan has been delegated pursuant to Section IV(e), shall not be liable for, and shall be entitled to indemnification and advancement of expenses in respect of, any action, omission, or determination relating to the Plan. To the extent permitted by applicable law, including without limitation the DGCL, each non-Director Employee to whom any duty or power relating to the administration or interpretation of the Plan has been delegated pursuant to Section IV(e) shall not be liable for, and shall be entitled to indemnification and advancement of expenses in respect of, any action, omission or determination relating to the Plan, in the same manner and to the same extent as the members of the Committee and Directors.

V.   Stock Subject to Awards under the Plan, Share Counting Rules and Certain Limitations on Awards

(a)        Stock Subject to the Plan.

(i)        The capital stock subject to Awards under the Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section X, and subject to Section V(a)(ii) below, the maximum number of shares of Common Stock that shall be available for grant pursuant to Awards under the Plan shall be 3,805,000 in the aggregate.

(ii)      The following categories of shares of Common Stock shall again be available for grant pursuant to Awards under the Plan, in addition to shares available for grant under paragraph (a)(i) of this Section V: (A) shares related to Awards that are cancelled, forfeited, paid in cash, expire unexercised or terminate for any reason without the issuance of shares of Common Stock, and the number of shares that are not actually paid pursuant Performance-Based Awards that are earned at less than their maximum performance levels and (B) shares related to awards granted under the Hexcel Corporation 2003 Incentive Stock Plan, As Amended and Restated May 7, 2009 (the “2003 Plan”), that are cancelled, forfeited, paid in cash, expire unexercised or terminate for any reason without the issuance of shares of Common Stock, and the number of shares that are not actually paid pursuant to performance-based awards granted under the 2003 Plan that are earned at less than their maximum performance levels. The following categories of shares of Common Stock shall not be available for grant pursuant to Awards under the Plan: (1) shares tendered or withheld in payment of the exercise price of Stock Options, (2) shares withheld by the Corporation to satisfy a Participant’s tax withholding obligation and (3) shares repurchased by the Corporation using the proceeds from the exercise of Stock Options.

(iii)     Subject to adjustment in accordance with the provisions of Section X, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan that are intended to be ISOs shall not exceed 400,000 shares of Common Stock in the aggregate.

(iv)     No more than fifty percent (50%) of the shares of Common Stock available for grant pursuant to Awards under the Plan shall be granted pursuant to Awards other than Stock Options and Stock Appreciation Rights. For purposes of this limitation only, with respect to a Performance-Based Award, the number of shares of Common Stock deemed to be granted shall be that number of shares that would ultimately be issued if the target level of the applicable performance condition or Performance Goal is achieved.

(b)        Assumption, Replacement, Conversion and Adjustment.  In the context of a corporate acquisition or merger, the Committee may grant Awards pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards of an entity other than the Corporation. Unless otherwise required by the listing rules of any securities exchange on which shares of Common Stock are traded, Common Stock covered by Awards granted pursuant to this Section V(b) shall not count against the number of shares available for issuance pursuant to Section V(a).

(c)        Individual Award Limits.  Subject to adjustment as provided in Section X:

(i)        the maximum number of shares of Common Stock that may be covered by Stock Options or Stock Appreciation Rights that are granted to any Covered Employee in any calendar year is equal to the maximum number of shares specified in Section V(a);

(ii)      the maximum number of shares of Common Stock that may be covered by Qualified Performance-Based Awards that are granted to any Covered Employee in any calendar year is equal to 345,000 shares; and

(iii)     the maximum number of shares of Common Stock that may be covered by Awards that are granted to any Director who is not an Employee in any calendar year is equal to 20,000 shares.

VI.  Awards Under The Plan

The Committee may from time to time grant Awards to Participants, subject to the following terms and conditions:

(a)        Stock Options and Stock Appreciation Rights.

(i)        Terms and Conditions.  The exercise price per share of Common Stock covered by any Stock Option or Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market

Value of a share of Common Stock on the Grant Date of the Stock Option or Stock Appreciation Right. Each Stock Option and Stock Appreciation Right shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the Grant Date of such Stock Option or Stock Appreciation Right and set forth in the applicable Award Agreement; provided, however, that no Stock Option or Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the Grant Date of such Stock Option or Stock Appreciation Right; and, provided, further, that each Stock Option and Stock Appreciation Right shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the applicable Award Agreement. Each Stock Option and Stock Appreciation Right may be exercised in whole or in part. The partial exercise of a Stock Option or Stock Appreciation Right shall have no impact on the remaining portion thereof. A Stock Option or Stock Appreciation Right shall be exercised by such methods and procedures as the Committee determines from time to time. The exercise price of shares of Common Stock purchased upon exercise of Stock Options may be paid in any manner determined by the Committee from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(ii)      Additional Terms for ISOs.  Each Stock Option that is intended to qualify as an ISO shall be designated as such in the applicable Award Agreement, and if the applicable Award Agreement does not include any such designation, the Stock Option shall be deemed to be a non-qualified Stock Option. ISOs may only be granted to Persons who are Employees. The aggregate Fair Market Value (determined as of the Grant Date of the ISOs) of the number of shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company shall not exceed $100,000, or such other maximum amount as is then applicable under Section 422 of the Code. Any Stock Option or a portion thereof that is designated as an ISO that for any reason fails to meet the requirements of an ISO shall be treated hereunder as a non-qualified Stock Option. No ISO may be granted to a Person who, at the time of the proposed grant, owns (or is deemed to own under the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company unless (i) the exercise price per share of Common Stock subject to such ISO is at least one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock at the time such ISO is granted and (ii) such ISO is not exercisable after the expiration of five (5) years from its Grant Date.

(b)        Other Stock-Based Awards.  The Committee may grant equity-based or equity-related awards other than Stock Options, Stock Appreciation Rights or Qualified Performance-Based Awards in such amounts and subject to such terms and conditions as the Committee shall determine (each such award an “Other Stock-Based Award”). Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, restricted stock units, deferred share units or share-denominated performance units and (d) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award.

(c)        Qualified Performance-Based Awards.  A Qualified Performance-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award. The amount payable with respect to any Qualified Performance-Based Award shall be determined in any manner permitted by Section 162(m) of the Code. Unless otherwise specified in the Award Agreement for a Qualified Performance-Based Award, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to the Qualified Performance-Based Award, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the objective level of achievement of the applicable Performance Goals. For purposes of clarity, the Committee may exercise the discretion provided by the foregoing sentence in a non-uniform manner among Participants. Within ninety (90) days after the beginning of a Performance Period with respect to any Qualified Performance-Based Award, and in any case before twenty-five percent (25%) of the Performance Period has elapsed, the Committee shall establish the Performance Goals for such Performance Period. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Qualified Performance-Based Awards in a way that disqualifies them as “qualified performance-based compensation” under Section 162(m) of the Code.

VII.  Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award.

VIII.  Other Terms and Conditions

(a)        Transferability; Transfers Upon Death.  Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may at any time permit in its discretion Awards to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised by the Participant’s designated authorized person or permitted transferee, provided that such authorized person or permitted transferee has been designated prior to the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such effective designation, such Awards may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer of any Award or the right to exercise any Award, whether by will, the laws of descent and distribution, or to any permitted transferee or authorized person, shall be effective to bind the Corporation unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

(b)        Termination of Employment or Other Relationship.  The Committee shall determine the consequences with respect to each Award in the event of the retirement, disability, death or other termination of a Participant’s employment or other relationship with the Company.

(c)        No Obligation to Exercise.  The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

(d)        Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date that such shares are issued on the books and records of the Corporation. For the avoidance of doubt, for purposes of the foregoing sentence the right to receive dividend equivalents with respect to an Award shall not be considered a right as a stockholder with respect to the shares of Common Stock covered by such Award.

(e)        Dividend Equivalents.  In the event that the Committee provides for the accrual of dividend equivalents with respect to an Award, such dividend equivalents shall be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the Award to which they relate.

(f)        Withholding.  Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

(g)        Securities Matters.  Notwithstanding anything to the contrary herein, the Corporation shall not be obligated to cause to be issued any shares of Common Stock pursuant to the Plan, including upon the exercise of any Stock Option granted hereunder, unless and until the Corporation is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates representing such shares bear such legends, as the Committee deems necessary or desirable. The Corporation may, in its sole discretion, defer the effectiveness of an exercise of a Stock Option hereunder or the issuance of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal, state, local or foreign securities laws. The Corporation shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of a Stock Option or the issuance of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of a Stock Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto. Notwithstanding the foregoing, the Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state, local or foreign laws.

(h)        Expenses and Receipts.  The expenses of the Plan shall be paid by the Company. Any proceeds received by the Corporation in connection with any Award will be used for general corporate purposes.

IX.  Termination, Modification and Amendments

(a)        The Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that no amendments to the Plan which require stockholder approval under applicable law, rule, regulation or stock exchange listing requirement shall become effective unless the same shall be approved by the requisite vote of the Corporation’s stockholders.

(b)        No termination, modification or amendment of the Plan may adversely affect the rights conferred by a previously granted Award without the consent of the recipient thereof.

X.  Adjustment Upon Certain Changes

Subject to any action by the stockholders of the Corporation required by law, applicable tax rules or the rules of any exchange on which shares of Common Stock (or any other common stock of the Corporation) are listed for trading:

(a)        Shares Available for Grants.  In the event of any change in the number or type of shares of Common Stock (or any other common stock of the Corporation) outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, or any change in the type and number of shares of Common Stock (or any other common stock of the Corporation) outstanding by reason of any other event or transaction, the Committee shall make equitable adjustments in the type of shares and in the limitations on the number of shares with respect to which the Committee may grant Awards as described in Section V.

(b)        Increase or Decrease in Issued Shares Without Consideration.  In the event of any increase or decrease in the number or type of issued shares of Common Stock (or any common stock of the Corporation)

resulting from a subdivision or consolidation of shares of Common Stock (or any other common stock of the Corporation) or the payment of a stock dividend (but only on the shares of Common Stock or other common stock of the Corporation), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall equitably adjust the type or number of shares subject to each outstanding Award and the exercise price per share, if any, of shares subject to each such Award.

(c)        Certain Mergers.  In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall appropriately adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

(d)        Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Corporation, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis) or (iii) a merger, consolidation or similar transaction involving the Corporation in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, in its sole discretion, have the power to:

(A)  cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to the value, as determined by the Committee, of such share of Common Stock, provided that with respect to the shares of Common Stock subject to any outstanding Stock Option or Stock Appreciation Right such value shall be equal to the excess of (1) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the exercise price of a share of Common Stock subject to such Stock Option or Stock Appreciation Right; or

(B)  provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction, and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price per share, if any, of stock subject to the Award, or the number of shares or amount of property subject to the Award or provide for a payment (in cash or other property) to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(e)        Other Changes.  In the event of any change in the capitalization of the Corporation or corporate change other than those specifically referred to in subsections (b), (c) or (d) of this Section X, including without limitation, any extraordinary cash dividend, spin-off, split-off, sale of a Subsidiary or business unit, or similar transaction, the Committee may make such adjustments in the issuer, number and type of shares subject to Awards outstanding on the date on which such change occurs, such as, for example, a substitution of Awards, and in such other terms of such Award as the Committee may consider appropriate.

(f)        Committee Discretion; No Other Rights.  The Committee shall exercise the discretion granted to it pursuant to this Section X in a manner necessary to preserve the intended benefits of the Plan for the Corporation and the Participants. Except as expressly provided in the Plan, no Participant or other Person shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Corporation or any other corporation. Except as expressly provided in the Plan, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

(g)        Construction.  Nothing in clauses (c), (d) or (e) of this Section X shall be deemed to supersede any provision of an Award that provides for accelerated vesting, termination, or other consequence in connection with any event or change to which such clauses apply.

(h)        Savings Clause.  No provision of this Section X shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

XI.  No Special Employment Rights

No Person shall have any claim or right pursuant to this Plan to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Corporation or a Subsidiary. The Corporation and each Subsidiary expressly reserves the right at any time to terminate a Participant’s employment or other service relationship and to increase or decrease the compensation of a Participant from the rate in existence at the time of grant of any Award.

XII.  Governing Law

To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its principles of conflicts of law.

XIII.  Savings Clauses

(a)        In General.  The Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of the Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

(b)        Section 409A of the Code.

(i)        To the extent applicable, it is intended that the Plan and the Awards granted hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Accordingly, to the maximum extent permitted, the Plan and the Awards granted hereunder shall be interpreted and administered to be in compliance therewith or exempt therefrom and if any provision of the Plan or any term or condition of any Award would frustrate or conflict with this intent, then the provision, term or condition will be interpreted and deemed amended so as to avoid the frustration or conflict.

(ii)      Notwithstanding anything herein or in any Award Agreement to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan to a Participant during the six-month period immediately following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or, if earlier than the end of such six-month period, the first business day after the date of the Participant’s death).

XIV.  Effective Date and Termination

The Plan shall be effective on the Effective Date. The Plan shall terminate on the tenth (10th) anniversary of the date of the latest stockholder approval of the Plan, including without limitation any stockholder approval of an amendment to the Plan to increase the number of shares of Common Stock that may be granted hereunder. No Awards shall be granted after the termination of the Plan, but all Awards outstanding under the Plan at the time of termination shall remain outstanding pursuant to the terms thereof.

Following the Effective Date, no further awards will be granted under the 2003 Plan. For purposes of clarity, shares of Common Stock related to all awards granted under the 2003 Plan prior to the Effective Date are acknowledged and affirmed as having been properly authorized and validly granted under the 2003 Plan.

*   *   *   *   *   *

ANNUAL MEETING OF STOCKHOLDERS OF

HEXCEL CORPORATION

May 2, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://phx.corporate-ir.net/phoenix.zhtml?c=75598&p=proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	00033333333333330000 0		050213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			1. Election of directors (check one box only):	FOR	AGAINST	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in the discretion of the proxy holder on any other matter that may properly come before the meeting.

			David E. Berges	☐	☐	☐
			Joel S. Beckman	☐	☐	☐
			Lynn Brubaker	☐	☐	☐
			Jeffrey C. Campbell	☐	☐	☐
			Sandra L. Derickson	☐	☐	☐
			W. Kim Foster	☐	☐	☐
			Thomas A. Gendron	☐	☐	☐
			Jeffrey A. Graves	☐	☐	☐
			David C. Hill	☐	☐	☐
			David L. Pugh	☐	☐	☐
			2. Advisory vote to approve 2012 executive compensation	☐	☐	☐
			3. Approval of the Hexcel Corporation 2013 Incentive Stock Plan	☐	☐	☐
			4. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	☐	☐	☐
5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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0 ¢

HEXCEL CORPORATION

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 2, 2013

This Proxy is Solicited by the Board of Directors of Hexcel Corporation

The undersigned stockholder of Hexcel Corporation (“Hexcel”) hereby appoints David E. Berges, Wayne C. Pensky and Ira J. Krakower and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all shares of Common Stock of Hexcel held of record by the undersigned on March 7, 2013 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 2, 2013 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 18, 2013, receipt of which is hereby acknowledged.

(Continued and to be signed on the reverse side)

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